As filed with the Securities and Exchange Commission on June 12, 1997.

                                           Registration No. 333-[              ]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)
                               ------------------



         Delaware                                        13-3891329
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             World Financial Center
                            New York, New York 10281
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                               ------------------

                                 Frank D. Ronan
                               Merrill Lynch & Co.
                             World Financial Center
                            New York, New York 10281
                                 (212) 449-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------

                                   Copies to:

                                Robert Evans III
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000

                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
[X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                           Proposed
                                            Maximum                Amount of
             Title of                 Aggregate Offering         Registration
   Securities to be Registered             Price(1)                   Fee
--------------------------------------------------------------------------------
            Debt Units                    $1,000,000                $304.00
================================================================================
(1)   Estimated solely for purposes of calculating the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

      This Registration Statement includes a basic prospectus, as well as a form of prospectus supplements which is intended to serve as the basis for an offering of Debt Units representing a proportionate undivided beneficial interest in certain distributions to be made by the trust described therein. The Underlying Securities for the offering of Debt Units described in the form of prospectus supplement shall consist of fixed rate, publicly traded, unsecured debt, or other eligible, securities. The Underlying Securities contemplated to be offered pursuant to the form of prospectus supplement included herein do not include all of the types of securities which may constitute Underlying Securities as further disclosed in the basic prospectus.

                  SUBJECT TO COMPLETION, DATED [     ] __, 1997


PROSPECTUS SUPPLEMENT
(To Prospectus dated [             ] __, 1997)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                                      $[ ]
                           DEBT UNITS, Series 199_-[ ]
              (UNDERLYING SECURITIES WILL BE [___]% DEBENTURES DUE
                             [ ] __, 20__ ISSUED BY
                                      [ ])

      Each Debt Unit, Series 199_-[ ] offered hereby (collectively, the "Debt Units") represents a beneficial interest in a trust (the "Trust") formed pursuant to the Trust Agreement dated as of [ ] __, 1997 between Merrill Lynch Depositor, Inc. (the "Depositor") and United States Trust Company of New York, trustee (the "Trustee"). The Debt Units will be issued in two classes, Class _-1 and Class _-2.

      The principal assets of the Trust will be $[ ] aggregate principal amount of [ ]% Debentures due [ ] __, 20__ (the "Underlying Securities") issued by [Name of Underlying Securities Issuer] (the "Underlying Securities Issuer"), having the characteristics described herein under "Description of the Underlying Securities".

      [Name of Underlying Securities Issuer] is not participating in, and will not receive any proceeds in connection with, the offering of the Debt Units, and is not an affiliate of the Depositor. The Underlying Securities were originally issued and sold as part of a public offering in [ ] 19__, were acquired in the secondary market and will be deposited by the Depositor into the Trust for the benefit of the holders of the Debt Units (the "Debt Unitholders").

      The Class _-1 Debt Units will be entitled to receive, on [ ] __ and [ ] __ of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing [ ] __, 199_ and ending on the Final Scheduled Distribution Date (as defined below), as and if interest is received on the Underlying Securities, interest distributions at a rate of [ ]% per annum on the notional amount of the Class _-1 Debt Units. The Class _-1 Debt Units will amortize on each Distribution Date on a level yield basis. The Class _-2 Debt Units will not be entitled to distributions of interest. On [ ] __, 20__ (the "Final Scheduled Distribution Date"), the Class _-2 Debt Units will be entitled to a distribution of all Underlying Securities held by the Trust as of such date. All distributions of interest and principal (in the case of the Class _-1 Debt Units) or Underlying Securities (in the case of the Class _-2 Debt Units) will be made on a pro rata basis to the holders of the respective Debt Unit class. It is a condition to the issuance of the Debt Units that the Debt Units have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "[ ]" by Moody's and "[ ]" by S&P.

      Application will be made to list the Class _-1 and Class _-2 Debt Units on the New York Stock Exchange ("NYSE").

    Prospective investors should consider the factors set forth herein under "Risk Factors", beginning on page S-11 and in the Prospectus on page 4.

                         (cover continued on next page)

    THE DEBT UNITS REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
     OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS AFFILIATES.
           THE DEBT UNITS DO NOT REPRESENT A DIRECT OBLIGATION OF THE
             UNDERLYING SECURITIES ISSUER OR ANY OF ITS AFFILIATES.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.




                 INITIAL
                AGGREGATE         DEBT UNIT
                PRINCIPAL         INTEREST       FINAL SCHEDULED
   CLASS         AMOUNT             RATE        DISTRIBUTION DATE   CUSIP NUMBER

Class _-1    $ [        ](1)     [ ]%(1)     [      ] __, 20__      [        ]

Class _-2    $ [        ]          (2)       [      ] __, 20__(2)   [        ]




(1) The Class _-1 Debt Units will be entitled to receive, on [ ] __ and [ ] __ of each year, commencing on [ ] __, 199_ and ending on the Final Scheduled Distribution Date, interest distributions at a rate of [ ]% per annum on the outstanding principal amount of the Class _-1 Debt Units. The Class _-1 Debt Units will amortize on each Distribution Date on a level yield basis.

(2) The Class _-2 Debt Units will not be entitled to distributions of interest. On the Final Scheduled Distribution Date, the Class _-2 Debt Units will be entitled to a distribution of all of the Underlying Securities then held by the Trust.

         The Class _-1 and Class _-2 Debt Units offered hereby will be purchased by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co." or the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Class _-1 and Class _-2 Debt Units will be approximately $[ ], before deducting expenses payable by the Depositor, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting." The Debt Units are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Debt Units will be made in New York, New York on or about [ ] __, 199_ (the "Closing Date") against payment therefor in immediately available funds.


                                   ----------
                               Merrill Lynch & Co.
                                   ----------


             The date of this Prospectus Supplement is [ ] __, 199_.

                             (cover page continued)

         As and to the extent described herein, collections received by the Trustee with respect to the Underlying Securities will be distributed to Debt Unitholders in the manner and priority described herein.

         The Debt Units initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Debt Units will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Debt Units only under the limited circumstances described herein. See "Description of the Debt Units--Definitive Debt Units".

         THE DEBT UNITS OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF DEBT UNITS BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED [ ] __, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                          PROSPECTUS SUPPLEMENT SUMMARY

         The following summary of certain information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. See "Index of Defined Terms".

                                        THE DEBT UNITS

SECURITIES OFFERED..................    The Debt Units, Series 199_-[ ] (the
                                        "Debt Units"). The Debt Units will be
                                        offered in two classes, Class _-1 and
                                        Class _-2. Each class of Debt Units
                                        represents a proportionate undivided
                                        beneficial interest in certain
                                        distributions to be made by the Trust,
                                        and will be issued pursuant to the Trust
                                        Agreement. Payments on the Debt Units
                                        will be derived solely from the
                                        Underlying Securities.

THE TRUST...........................    The Debt Units, Series 199_-[ ] Trust
                                        (the "Trust"). The Trust will be formed
                                        pursuant to the Supplement, Series
                                        1997-[ ] (the "Supplement"), which
                                        incorporates the Standard Terms for
                                        Trust Agreement (the "Standard Terms";
                                        together with the Supplement, the "Trust
                                        Agreement") by and between the Depositor and the Trustee.

DEPOSITOR...........................    Merrill Lynch Depositor, Inc. (the
                                        "Depositor"), a company incorporated in
                                        the State of Delaware as an indirect,
                                        wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc., will deposit the Underlying Securities into the Trust. See "The Depositor" in the
                                        Prospectus.

TRUSTEE  ...........................    United States Trust Company of New York.
                                        The Trustee will receive compensation at the rate set forth in the Trust
                                        Agreement, payable on each Distribution
                                        Date (the "Trustee Fee").

CLOSING DATE........................    [        ] __, 199_.

CUT-OFF DATE........................    [        ] __, 199_.

TRUST ASSETS........................    The initial assets of the Trust will be
                                        $[ ] aggregate principal amount of the [
                                        ]% Debentures due [ ] __, 20__ (the
                                        "Underlying Securities") issued by [Name of Underlying Securities Issuer] (the
                                        "Underlying Securities Issuer").

INITIAL AGGREGATE PRINCIPAL
  AMOUNT OF CLASS _-1
  DEBT UNITS........................    $[            ].

PRINCIPAL AMOUNT AT MATURITY
  OF CLASS _-2 DEBT UNITS...........    $[            ].

FINAL SCHEDULED DISTRIBUTION
  DATE   ...........................     [        ] __, 20__.

DISTRIBUTIONS
  GENERAL...........................    The Underlying Securities will be the
                                        sole source of distributions on the Debt
                                        Units.

                                        All distributions of payments (in the
                                        case of the Class _-1 Debt Units) or
                                        Underlying Securities (in the case of
                                        the Class _-2 Debt Units) will be made
                                        on a pro rata basis to the holders of
                                        the respective Debt Unit class.

     CLASS _-1 DEBT UNITS...........    The Class _-1 Debt Units will be issued
                                        in an initial principal amount of $[ ].
                                        The Class _-1 Debt Units will be
                                        entitled to receive, on [ ] __ and [ ]
                                        __ of each year (or if such date is not
                                        a Business Day, the next succeeding
                                        Business Day) (each, a "Distribution
                                        Date"), commencing [ ] __, 199_ and
                                        ending on the Final Scheduled
                                        Distribution Date, the interest payment, if any, received on the Underlying
                                        Securities, which will represent a
                                        return of principal on the Class _-1
                                        Debt Units in accordance with the
                                        amortization schedule set forth herein
                                        under "Description of the Debt
                                        Units--General", and the payment of
                                        interest at a rate of [ ]% per annum on
                                        the outstanding principal amount of the
                                        Class _-1 Debt Units. The Class _-1 Debt
                                        Units will amortize on each Distribution
                                        Date on a level yield basis.

     CLASS _-2 DEBT UNITS...........    The Class _-2 Debt Units will have a
                                        principal amount at maturity of $[ ] and will not be entitled to distributions of interest. The Class _-2 Debt Units will accrete principal at the rate of [ ]% per annum to a principal amount of $[ ] on [ ] __, 20__ in accordance with the accretion schedule set forth herein under "Description of the Debt
                                        Units--General". On [ ] __, 20__ (the
                                        "Final Scheduled Distribution Date"),
                                        the Class _-2 Debt Units will be
                                        entitled to a distribution of all of the Underlying Securities held by the Trust as of such date.

SALE OR DISTRIBUTION OF
  THE DEBT UNITS IN THE EVENT
  OF A DEFAULT ON THE
  UNDERLYING SECURITIES.............    In the event of the occurrence of a
                                        payment default on the Underlying
                                        Securities or an acceleration of the
                                        maturity of the Underlying Securities,
                                        the Trustee will (x) sell the Underlying

                                        Securities and allocate the proceeds
                                        from the sale of the Underlying
                                        Securities between the Class _-1 Debt
                                        Units and the Class _-2 Debt Units in
                                        accordance with the Allocation Ratio or
                                        (y) distribute the Underlying Securities between the Class _-1 Debt Units and the Class _-2 Debt Units in accordance with the Allocation Ratio.

                                        As used herein, "Allocation Ratio" means the ratio of the Class _-1 Allocation to the Class _-2 Allocation. The "Class _-1 Allocation" means the sum of the present values (discounted at the rate of [ ]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date. The "Class _-2 Allocation" means the sum of the present values (discounted at the rate of [ ]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date plus the sum of the present values (discounted as the rate of [ ]% per annum) of each of the principal amounts of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).

DISTRIBUTION ON THE DEBT UNITS
  UPON THE ADVANCE OF MATURITY OR
  OPTIONAL REDEMPTION
  OF THE UNDERLYING SECURITIES
  FOLLOWING A TAX EVENT.............    In the event of an optional redemption
                                        of the Underlying Securities upon the
                                        occurrence of a Tax Event (see
                                        "Description of the Underlying
                                        Securities--Advance of Maturity Date or
                                        Optional Redemption in Case of Tax
                                        Event" herein), the proceeds of such
                                        redemption will be allocated between the Class _-1 Debt Units and the Class _-2
                                        Debt Units in accordance with the
                                        Allocation Ratio.

                                        In the event of an advance of maturity
                                        of the Underlying Securities upon the
                                        occurrence of a Tax Event (see
                                        "Description of the Underlying
                                        Securities--Advance of Maturity Date or
                                        Optional Redemption in Case of Tax
                                        Event" herein), the Underlying
                                        Securities will be sold and the proceeds from such sale will be allocated between the Class _-1 Debt Units and the Class _-2 Debt Units in accordance with the Allocation Ratio.

RECORD DATES........................    The day immediately preceding each
                                        Distribution Date.

DENOMINATIONS AND
  SPECIFIED CURRENCY................    The Debt Units will be denominated and
                                        payable in U.S. dollars (the "Specified
                                        Currency"). The Debt Units will be
                                        issued in minimum principal amounts of
                                        [$ ] and in integral multiples thereof.
                                        [One Debt Unit of each class may be
                                        issued in an amount other than an
                                        integral multiple of the applicable
                                        minimum denomination.]

FORM OF SECURITY....................    Book-entry Debt Units with The
                                        Depository Trust Company ("DTC"), except in certain limited circumstances. See
                                        "Description of the Debt
                                        Units--Definitive Debt Units".
                                        Distributions thereon will be settled in immediately available (same-day) funds.

CUSIP NUMBERS.......................    Class _-1 Debt Units: [ ]. Class _-2
                                        Debt Units: [ ].

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES..................    In the opinion of tax counsel to the
                                        Trust, the Trust will be classified for
                                        U.S. Federal income tax purposes as a
                                        grantor trust and not as an association
                                        (or publicly traded partnership) taxable as a corporation. The Class _-1 Debt
                                        Units will be treated by the Trust as
                                        newly-issued self-amortizing debt
                                        obligations maturing on the Final
                                        Scheduled Distribution Date, although it is unclear whether the Debt Units will receive such treatment under the
                                        Internal Revenue Code of 1986, as
                                        amended (the "Code"). The Class _-2 Debt
                                        Units will be deemed to be issued with
                                        original issue discount. See "Certain
                                        Federal Income Tax Consequences".

LISTING.............................    Application will be made to list the
                                        Class _-1 and Class _-2 Debt Units on
                                        the New York Stock Exchange ("NYSE").

RATINGS.............................    It is a condition to the issuance of the
                                        Debt Units that the Debt Units have
                                        ratings assigned by Moody's Investors
                                        Service, Inc. ("Moody's") and by
                                        Standard & Poor's Ratings Services, a
                                        division of The McGraw Hill Companies,
                                        Inc. ("S&P"), equivalent to the ratings
                                        of the Underlying Securities, which, as
                                        of the date of this Prospectus
                                        Supplement were "[ ]" by Moody's and "[
                                        ]" by S&P.

                                        The rating of the Debt Units by Moody's
                                        addresses the likelihood of the ultimate payment of principal and interest on the Debt Units or any Underlying Securities distributed in respect thereof. The rating of the Debt Units by S&P addresses the likelihood of timely receipt of interest on the Class _-1 Debt Units or any Underlying Securities distributed in respect of Debt Units. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of Debt Units. A security rating is not a recommendation to buy, sell or hold securities. The rating on the Debt Units does not constitute a statement regarding the occurrence or frequency of redemption on, the Underlying
                                        Securities, and the corresponding effect on yield to investors. See "Ratings".

ERISA CONSIDERATIONS................    An employee benefit plan subject to the
                                        Employee Retirement Income Security Act
                                        of 1974, as amended ("ERISA"), including an individual retirement account (an
                                        "IRA") or Keogh plan (each, a "Plan")
                                        should consult its advisors concerning
                                        the ability of such Plan to purchase
                                        Debt Units under ERISA or the Code. See
                                        "ERISA Considerations".

                            THE UNDERLYING SECURITIES

         The Underlying Securities were issued under an Indenture dated as of [ ] __, 19__, between the Underlying Securities Issuer and [Name of Trustee] providing for the issuance of debt securities by the Underlying Securities Issuer (the "Debt Securities"). The Underlying Securities were part of an issue totalling $[ ] million. The following summary of certain provisions of the Underlying Securities and the Indenture does not purport to be complete and is based upon the Prospectus dated [ ] __, 19__, and the Prospectus Supplement dated [ ] __, 19__, of the Underlying Securities Issuer, and is subject to, and is qualified in its entirety by reference to, all provisions of the Underlying Securities and the Indenture, including the definitions therein of certain terms.

UNDERLYING SECURITIES...............    $[ ] aggregate principal amount of the [
                                        ]% Debentures due [ ] __, 20__,
                                        comprising a portion of a [fixed rate,
                                        publicly traded, unsecured debt, or
                                        other eligible, security issue of] [Name of Underlying Securities Issuer].
                                        Interest on the Underlying Securities
                                        accrues at the Underlying Securities
                                        Rate for each Underlying Securities
                                        Accrual Period and is payable on each
                                        Underlying Securities Payment Date. The
                                        entire principal amount of the
                                        Underlying Securities will be payable on the Underlying Securities Maturity Date.

UNDERLYING SECURITIES
  ISSUER ...........................    [Name of Underlying Securities Issuer]
                                        is a [ ] corporation whose principal
                                        executive offices are located at
                                        [Address], and whose telephone number is (___) ___-____. See "Description of the
                                        Underlying Securities".

UNDERLYING SECURITIES:
  RANKING...........................    According to the Prospectus relating to
                                        the Underlying Securities, the
                                        Underlying Securities are unsecured and
                                        unsubordinated indebtedness of the
                                        Underlying Securities Issuer.

UNDERLYING SECURITIES:
  COLLATERAL........................    None.

UNDERLYING SECURITIES:
  ORIGINAL ISSUE DATE...............    [        ] __, 19__.

UNDERLYING SECURITIES:
  ORIGINAL AMOUNT ISSUED............    $[            ].

UNDERLYING SECURITIES:
  MATURITY DATE.....................    [        ] __, 20__.

UNDERLYING SECURITIES:
  AMORTIZATION......................    None.

UNDERLYING SECURITIES:
  INTEREST PAYMENT DATES............    [        ] __ and [        ] __.

UNDERLYING SECURITIES:
  INTEREST RATE.....................    [    ]% per annum.

UNDERLYING SECURITIES:
  INTEREST ACCRUAL PERIODS..........    [Semi-annual].

UNDERLYING SECURITIES:
  DENOMINATIONS;
  CURRENCY..........................    The Underlying Securities are
                                        denominated and payable in U.S. dollars
                                        and are available in minimum
                                        denominations of [$ ] and integral
                                        multiples thereof.

UNDERLYING SECURITIES:
  FORM   ...........................    Book-entry debt securities with DTC
                                        [listed on the NYSE] [specify other
                                        listing, if any].

UNDERLYING SECURITIES:
  CUSIP NUMBER......................    [           ].

UNDERLYING SECURITIES:
  RECORD DATES......................    [        ] and [        ].

UNDERLYING SECURITIES TRUSTEE.......    [Name of Trustee] (the "Underlying
                                        Securities Trustee"). The Underlying
                                        Securities have been issued pursuant to
                                        an indenture dated as of [ ] __, 19__ as amended or supplemented from time to time (the "Indenture"), between the
                                        Underlying Securities Trustee and the
                                        Underlying Securities Issuer.

UNDERLYING SECURITIES:
  RATINGS AS OF THE DATE
  OF THIS PROSPECTUS
  SUPPLEMENT........................    "[ ]" by Moody's and "[ ]" by S&P
                                        (collectively, the "Rating Agencies").

UNDERLYING SECURITIES:
  INFORMATION WITH RESPECT TO
  THE UNDERLYING SECURITIES
  ISSUER ...........................    [ ] is subject to the informational
                                        requirements of the Securities Exchange
                                        Act of 1934 (the "Exchange Act"), as
                                        amended, and in accordance therewith
                                        files reports, including reports on
                                        Forms 10-K and 10-Q, and other
                                        information with the Securities and
                                        Exchange Commission (the "Commission").
                                        Such reports and other information may
                                        be inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and at the
                                        following Regional Offices of the
                                        Commission: New York

                                        Regional Office, Room 1100, 7 World
                                        Trade Center, New York, New York 10048
                                        and Chicago Regional Office, Suite 1400,
                                        Northwestern Atrium Center, 500 West
                                        Madison Street, Suite 1400, Chicago,
                                        Illinois 60661-2511, and copies of such
                                        material can be obtained from the Public
                                        Reference Section of the Commission,
                                        Washington, D.C. 20549, at prescribed
                                        rates. Such material may also be
                                        accessed electronically by means of the
                                        Commission's home page on the Internet
                                        at http://www.sec.gov. [In addition,
                                        reports and other information concerning
                                        [Name of Underlying Securities Issuer]
                                        may also be inspected at the Information
                                        Center of the New York Stock Exchange
                                        Inc., 20 Broad Street, New York, New
                                        York 10005.]


         This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to its rating) has been made. A potential Debt Unitholder should obtain and evaluate the same information concerning the Underlying Securities Issuer as one would obtain and evaluate if investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the Commission or otherwise made publicly available or considered by a purchaser of the Debt Units in making its investment decision in connection therewith.

                                  RISK FACTORS

         Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Debt Units.

Limited Liquidity

         There can be no assurance that an active public market for any Series of Debt Units will develop or, if a public market develops, as to the liquidity of the trading market for such Debt Units. The Depositor has been advised by Merrill Lynch & Co. that Merrill Lynch & Co. intends to make a market in the Debt Units, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Debt Units of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Debt Units does not develop or continue, the market prices and liquidity of the Debt Units may be adversely affected.

Maturity and Yield Considerations

         The yield realized by a holder of a Debt Unit is dependent upon a number of factors, including the purchase price of the Debt Units, the time of acquisition, and whether a Tax Event occurs and either (i) the maturity date of the Underlying Securities has been advanced or (ii) the Underlying Securities Issuer exercises its right to redeem the Underlying Securities subsequent to the occurrence of a Tax Event. The Depositor has not formulated an opinion as to the likelihood of a "Tax Event". If a Tax Event occurs and the Underlying Securities Issuer exercises its right to redeem Underlying Securities prior to their maturity, or if the Underlying Securities are paid or sold prior to maturity as a result of a default, an investor's investment in the Debt Units and the Underlying Securities will have a shorter average maturity than if such right were not exercised or if such default had not occurred.

Zero Coupon Nature of the Class _-2 Debt Units

         Because the Class _-2 Debt Units do not receive allocations of either interest or principal until the Final Scheduled Distribution Date, the changes in market value of the Class _-2 Debt Units as a result of changes in interest rates or spreads are expected to be more than for the Underlying Securities. Although the Class _-2 Debt Units will not receive any cash flow during the term of the Trust, the Class _-2 Debt Units will be deemed to be issued with original issue discount. See "Certain Federal Income Tax Consequences" herein.

Limited Assets

         The Trust has no significant assets other than the Underlying Securities. If the Underlying Securities are insufficient to make payments or distributions on the Debt Units, no other assets will be available for payment of the deficiency.

No Management of Underlying Securities

         Except as described herein, the Trust will not dispose of any Underlying Security, regardless of adverse events, financial or otherwise, which may affect the value of the Underlying Security or the Underlying Securities Issuer. If there is a payment default on any Underlying Security or any other default which may result in acceleration of the Underlying Security, the Trust will only dispose of or otherwise deal with the defaulted Underlying Security in the manner provided in the Trust Agreement. If a payment default on or acceleration of the Underlying Securities occurs, the Trust Agreement provides that the Trust will sell the Underlying Securities notwithstanding market conditions at the time, and the Trustee will have no discretion to do otherwise. Such sale may result in greater losses than might occur if the Trust continued to hold the Underlying Securities.

Credit Risk

         The Debt Units represent interests in obligations of a single obligor. In particular, the Debt Units will be subject to all the risks associated with a direct investment in unsecured debt obligations of [Name of Underlying Securities Issuer].

Unsecured Status of Underlying Securities

         According to the Prospectus relating to the Underlying Securities, the Underlying Securities are general unsecured obligations of the Underlying Securities Issuer, which rank on a parity with all other unsecured and unsubordinated indebtedness of the Underlying Securities Issuer, but which are effectively subordinated to the Underlying Securities Issuer's existing and future senior secured indebtedness to the extent of the collateral therefor.

No Investigation of Underlying Securities

         None of the Depositor, the Underwriter or the Trustee will (i) make any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer, or (ii) verify any reports or information filed by the Underlying Securities Issuer with the Commission. Investors are encouraged to consider publicly available financial and other information regarding [Name of Underlying Securities Issuer]. The issuance of the Debt Units should not be construed as an endorsement by the Depositor, the Underwriter or the Trustee of the financial condition or business prospects of [Name of Underlying Securities Issuer].

Ratings of the Debt Units

         At the time of issuance, the Debt Units will have ratings assigned by Moody's and S&P equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "[ ]" by Moody's and "[ ]" by S&P.

         Any rating issued with respect to the Debt Units is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Debt Units or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Debt Units.


                                    THE TRUST

         The Trust will be formed pursuant to the Supplement, Series 199_-[ ] (the "Supplement"), which incorporates the Standard Terms for Trust Agreements (the "Standard Terms"; together with the Supplement, the "Trust Agreement") by and between the Depositor and the Trustee. Concurrently with the execution and delivery of the Supplement, the Depositor will deposit the Underlying Securities into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Debt Units to or upon the order of the Depositor.

         The Underlying Securities were purchased in the secondary market. The Underlying Securities were not acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Debt Units.


                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         The Underlying Securities represent the sole assets of the Trust that are available to make Distributions in respect of the Debt Units. The aggregate principal amount of the Underlying Securities is $[ ]. The primary economic terms of the Underlying Securities are described in "Prospectus Supplement Summary--The Underlying Securities" herein.

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Debt Units offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

         The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Debt Units. The Underlying Securities were purchased in the secondary market and will be deposited into the Trust. The Underlying Securities were not acquired either from the Underlying Securities Issuer or pursuant to any distribution by or agreement with the Underlying Securities Issuer.

         According to [Name of Underlying Securities Issuer]'s publicly available documents, its principal executive offices are located at [Address] and its telephone number is (___) ___-____. The Underlying Securities Issuer is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. [In addition, reports and other information concerning [Name of Underlying Securities Issuer] may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.]

         Although the Depositor has no reason to believe the information concerning the Underlying Securities or the Underlying Securities Issuer contained in the Prospectus related to the Underlying Securities is not reliable, the Depositor has not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         THE TRUST WILL HAVE NO ASSETS OTHER THAN UNDERLYING SECURITIES FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE DEBT UNITS. CONSEQUENTLY, THE ABILITY OF DEBT UNITHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE DEBT UNITS WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE DEBT UNITS SHOULD CONSIDER CAREFULLY THE FINANCIAL CONDITION OF THE UNDERLYING

SECURITIES ISSUER AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE DEBT UNITS BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER AND THE UNDERLYING SECURITIES IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NEITHER THE DEPOSITOR, THE UNDERWRITER NOR THE TRUSTEE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

Indenture

         The Underlying Securities were issued under an Indenture dated as of [ ] __, 19__ as amended or supplemented from time to time (the "Indenture"), between the Underlying Securities Issuer and [Name of Trustee] (the "Underlying Securities Trustee") providing for the issuance of Debt Securities. The Underlying Securities were [ ]% of an issue totalling $[ ] million. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are based upon the Prospectus dated [ ] __ 19__[, and the Prospectus Supplement dated [ ] __, 19__ [(together, ]the "Prospectus for the Underlying Securities")], relating to the Debt Securities, of which the Underlying Securities are a series of the Underlying Securities Issuer, and are subject to, and are qualified in their entirety by reference to, all provisions of the Underlying Securities and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Investors should refer to the Indenture itself for all terms governing the Underlying Securities.

         [The Indenture does not limit the amount of Debt Securities which can be issued thereunder and additional Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Underlying Securities Issuer's Board of Directors or by supplemental indenture.] Reference is made to the Prospectus Supplement of the Underlying Securities for the terms of the Underlying Securities not set forth herein. Principal, premium, if any, and interest will be payable, and the Underlying Securities will be transferable, in the manner described in the Prospectus for the Underlying Securities.

         The Underlying Securities constitute unsecured and unsubordinated indebtedness of the Underlying Securities Issuer, and rank on a parity with the Underlying Securities Issuer's other indebtedness. [However, since [ ] is a holding company, the right of [ ] and, hence, the right of creditors of [ ] (including the holders of the Underlying Securities) to participate in any distribution of the assets of any subsidiaries of [ ], whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of [ ] itself as a creditor of a subsidiary may be recognized.]

         Federal income tax consequences applicable to the Underlying Securities are described in the Prospectus for the Underlying Securities.

         The Indenture limits the Underling Securities Issuer's ability to engage in certain activities and transactions and requires that the Underlying Securities Issuer perform certain obligations with respect to the Underlying Securities. [Describe common restrictive, financial and other covenants on the Underlying Securities Issuer contained in the Indenture.]

         [The following is a summary of the Underlying Security Events of Default for the Debt Securities:

                  (a) failure to make payments of principal (and premium, if any) and interest to holders of the Debt Securities in the time periods given in the Indenture;

                  (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement under an Indenture continuing for a specified period of time after notice thereof is given to the Underlying Securities Issuer by the Underlying Securities Trustee or the holders of not less than a specified percentage of the Debt Securities;

                  (c) failure by the Underlying Securities Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Underlying Securities Issuer or the acceleration by or on behalf of the holders thereof of such securities; [and]

                  (d) certain events of bankruptcy or insolvency relating to the Underlying Securities Issuer and the subsidiaries thereof; and

                  [(e) describe any additional events of default with respect to the Underlying Securities].]

Advance of Maturity Date or Optional Redemption in Case of Tax Event

         In general, the Underlying Securities may not be redeemed by the Underlying Securities Issuer. However, the Underlying Securities Issuer states in the Prospectus for the Underlying Securities that it intends to deduct interest paid on the Underlying Securities for Federal income tax purposes, and the Clinton Administration's budget proposal for Fiscal Year 1997 contained a series of proposed tax law changes that, among other things, would prohibit an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years. [Describe relevant provisions including advancing of maturity date, tax events and special redemptions, if any, applicable to the Underlying Securities.]

Concerning the Underlying Trustee

         The Underlying Securities Issuer and certain of its affiliates may maintain banking relationships in the ordinary course of business with the Underlying Trustee. In addition, the Underlying Trustee and certain of its affiliates may serve as trustee, authenticating agent, or paying agent with respect to certain Debt Securities of the Underlying Securities Issuer and certain of its affiliates.

Global Underlying Securities

         The Underlying Securities and the other Debt Securities comprising the same series were issued in the form of one or more fully registered global securities (each, a "Global Security") that were deposited with, or on behalf of, DTC as more fully described in the Prospectus for the Underlying Securities. Unless and until it is exchanged for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security ("Participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or on the record of participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Underlying Securities represented by such Global Security for all purposes under the Indenture governing such Underlying Securities. Except as provided below, the Trust as the owner of beneficial interests in a Global Security will not be entitled to have Underlying Securities of the series represented by such Global Security registered in its name, will not receive or be entitled to receive physical delivery of Underlying Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Underlying Securities. Principal, premium, if any, and interest payments on Underlying Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Underlying Securities. Neither the Underlying Securities Issuer, the Underlying Trustee for such Underlying Securities, any Paying Agent nor the Security Registrar for such Underlying Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Underlying Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Underlying Securities Issuer may at any time and in its sole discretion determine not to have the Underlying Securities represented by a Global Underlying Security and, in such event, will issue Underlying Securities in definitive form in exchange for the Global Underlying Security representing such Underlying Securities.


                          DESCRIPTION OF THE DEBT UNITS

General

         The Debt Units will be denominated and distributions with respect thereto will be payable in U.S. dollars (the "Specified Currency"). The Class
_-1 Debt Units have an initial aggregate principal amount of $[            ].
The Class _-2 Debt Units have a principal amount at maturity of $[            ].

         The Class _-1 Debt Units will be entitled to receive, on [ ] __ and [ ] __ of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing [ ] __, 199_ and ending on the Final Scheduled Distribution Date, the interest, if any, received on the Underlying Securities, which will represent a return of principal on the Class _-1 Debt Units in accordance with the amortization schedule set forth below, and the payment of interest at a rate of [ ]% per annum on the outstanding principal amount of the Class _-1 Debt Units. The Class _-1 Debt Units will amortize on each Distribution Date on a level yield basis. The Class _-1 Debt Units generally will not be entitled to any allocation of any principal payments received on the Underlying Securities.

         Interest on the Class _-1 Debt Units will be calculated on a 360-day year of twelve 30-day months and will accrue from and including the prior Distribution Date (or, in the case of the first Interest Accrual Period, from and including [ ] __, 199_) to but excluding the current Distribution Date.

         The Class _-2 Debt Units will be issued in an initial principal amount of $[ ] and will not be entitled to distributions of interest. The Class _-2 Debt Units will accrete principal at the rate of [ ]% per annum, in accordance with the accretion schedule set forth below, to a principal amount of $[ ] on [ ] __, 20__. On [ ] __, 20__ the Class _-2 Debt Units will be entitled to a distribution of all of the Underlying Securities held by the Trust as of such date. On or prior to the 60th day preceding [ ] __, 20__, the Trustee shall request instructions from the registered holders of the Class _-2 Debt Units regarding the account or accounts to which transfer of the Underlying Securities should be made, and other information relevant to such transfer.

                   AMORTIZATION SCHEDULE--CLASS _-1 DEBT UNITS



                                                             PRINCIPAL             TOTAL INTEREST           OUTSTANDING
                                 INTEREST PAYABLE           AMORTIZATION           PLUS PRINCIPAL          PRINCIPAL ON
      CLOSING DATE OR            ON DISTRIBUTION           ON DISTRIBUTION           PAYABLE ON           CLOSING DATE OR
     DISTRIBUTION DATE                 DATE                     DATE              DISTRIBUTION DATE     DISTRIBUTION DATE*

[        ] __, 1997  ......                                                                                $[        ]
[        ] __, 1997  ......          $[        ]              $[        ]           $[        ]             [        ]
[        ] __, 1998  ......           [        ]               [        ]            [        ]             [        ]
[        ] __, 1998  ......           [        ]               [        ]            [        ]             [        ]
[        ] __, 1999  ......           [        ]               [        ]            [        ]             [        ]
[        ] __, 1999  ......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2000 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2000 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2001 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2001 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2002 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2002 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2003 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2003 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2004 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2004 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2005 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2005 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2006 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2006 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2007 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2007 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2008 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2008 .......           [        ]               [        ]            [        ]             [        ]
[        ] __, 2009 .......           [        ]               [        ]            [        ]             [        ]
















[        ] __, 20__ .......           [        ]               [        ]            [        ]                      0


---------------
    * Principal amount on Closing Date or at close of business on the Distribution Date.

                    ACCRETION SCHEDULE--CLASS _-2 DEBT UNITS



                                                             PRINCIPAL             TOTAL INTEREST              ACCRETED
                                 INTEREST PAYABLE           AMORTIZATION           PLUS PRINCIPAL            PRINCIPAL ON
      CLOSING DATE OR            ON DISTRIBUTION           ON DISTRIBUTION           PAYABLE ON             CLOSING DATE OR
     DISTRIBUTION DATE                 DATE                     DATE              DISTRIBUTION DATE       DISTRIBUTION DATE*

[        ] __, 1997 .......                                                                                  $[        ]
[        ] __, 1997 .......        $[        ]              $[        ]             $[        ]               [        ]
[        ] __, 1998 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 1998 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 1999 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 1999 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2000 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2000 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2001 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2001 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2002 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2002 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2003 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2003 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2004 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2004 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2005 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2005 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2006 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2006 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2007 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2007 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2008 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2008 .......         [        ]               [        ]              [        ]               [        ]
[        ] __, 2009 .......         [        ]               [        ]              [        ]               [        ]
















[        ] __, 20__ .......         [        ]               [        ]              [        ]                    [   ]


--------------
    * Principal amount on Closing Date or at close of business on the Distribution Date.

         The Debt Units will be delivered in registered form. The Debt Units will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum principal amounts of $[ ] and integral multiples thereof. [One Debt Unit of each class may be issued in an amount other than an integral multiple of the applicable minimum denomination.] Each class of Debt Units will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede. No holder of any such Debt Unit will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Debt Units". Unless and until Definitive Debt Units are issued under the limited circumstances described herein, all references to actions by Debt Unitholders with respect to any such Debt Units shall refer to actions taken by

DTC upon instructions from its Participants. See "--Definitive Debt Units" below and "Description of Debt Units--Global Securities" in the Prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Debt Unitholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Debt Units are credited. Additionally, DTC will take such actions with respect to specified voting rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that Participants whose holdings of Debt Units evidence such voting rights authorize divergent action.

Definitive Debt Units

         Definitive Debt Units will be issued to Debt Unitholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Debt Units and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Debt Units. Upon surrender by DTC of the definitive certificates representing the Debt Units and receipt of instructions for re-registration, the Trustee will reissue such Debt Units as Definitive Debt Units issued in the respective principal amounts owned by the individual owners of such Debt Units, and thereafter the Trustee will recognize the holders of such Definitive Debt Units as Debt Unitholders under the Trust Agreement.

Listing on the New York Stock Exchange

         Application will be made to list the Class _-1 and Class _-2 Debt Units on the NYSE. There can be no assurance that the Debt Units, once listed, will continue to be eligible for trading on the NYSE.

Collections and Distributions

         Collections on the Underlying Securities that are received by the Trustee for a Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Debt Unit Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                  (a) to the Trustee, the Trustee's Fee and reimbursement for any Extraordinary Expenses (as defined below) incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Debt Unitholders;

                  (b) to the holders of the Class _-1 Debt Units, interest at the rate of [ ]% per annum on the principal amount of the Class _-1 Debt Units and principal distributable on such Class _-1 Debt Units on such Distribution Date; and

                  (c) to the holders of the Class _-2 Debt Units, on the Final Scheduled Distribution Date only, a distribution of all Underlying Securities held by the Trust as of such date.

         "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period. In order to reimburse the Trustee for

Extraordinary Expenses, however, not less than 100% of the Debt Unitholders may elect to sell a portion of the Underlying Securities such that the proceeds of such sale would be sufficient to reimburse the Trustee for such Extraordinary Expenses.

         If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Debt Units or be owed to Debt Unitholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class _-1 Debt Unitholders. In the event of a payment default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement--The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Debt Unitholders are made.

         All amounts received on or with respect to the Underlying Securities, which are not distributed to Debt Unitholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust. "Eligible Investments" means, with respect to the Debt Units, those investments consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the rating of such Debt Units, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

         There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Debt Unitholders. To the extent Available Funds are insufficient to make any such distributions due to any Class of Debt Unit, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls. The Depositor will pay the Ordinary Expenses of the Trustee.

Exchange of Debt Units

         On each Distribution Date, or the next succeeding Business Day if such Distribution Date is not a Business Day, the Depositor or any affiliate of the Depositor may, if it holds Class _-2 Debt Units of a certain principal amount and Class _-1 Debt Units representing a like percentage of the outstanding principal amount thereof, notify the Trustee, not less than at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to such Distribution Date, that it intends to tender such Debt Units to the Trustee on such Distribution Date; provided that such distribution will not be made if it would cause the Trustee or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940. See "Optional Exchange" in the Prospectus. Upon such tender, the Trustee will deliver Underlying Securities having a principal amount equal to the combined principal amounts of the Class _-1 Debt Units and Class _-2 Debt Units being tendered to such Debt Unitholder.

Default on Underlying Securities

         In the event of the occurrence of a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities, the Trustee will sell the Underlying Securities. The proceeds of the Underlying Securities will be allocated between the Class _-1 Debt Units and the Class _-2 Debt Units in accordance with the Allocation Ratio.

         As used herein, the "Class _-1 Allocation" means the sum of the present values (discounted at the rate of [ ]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date. The "Class _-2 Allocation" means the sum of the present values (discounted at the rate of [ ]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date plus the sum of the present values (discounted at the rate of [ ]% per annum) of each of the principal amounts of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).

[Distributions upon Optional Redemption or Advance of Maturity

         In the event of an optional redemption of the Underlying Securities upon the occurrence of a Tax Event (see "Description of the Underlying Securities--Advance of Maturity Date or Optional Redemption in Case of Tax Event" herein), the proceeds of such redemption will be allocated between the Class _-1 Debt Units and the Class _-2 Debt Units in accordance with the Allocation Ratio. In the event of an advance of maturity of the Underlying Securities upon the occurrence of a Tax Event (see "Description of the Underlying Securities--Advance of Maturity Date or Optional Redemption in Case of Tax Event" herein), the Underlying Securities will be sold and the proceeds from such sale will be allocated between the Class _-1 Debt Units and the Class _-2 Debt Units in accordance with the Allocation Ratio.]


                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The Depositor has not guaranteed and is not otherwise obligated with respect to the Debt Units.

         The principal office of the Depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" in the Prospectus.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The Debt Units will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Debt Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Debt Units. The Trust created under the Trust Agreement (including the Series 199_-[ ] Supplement) will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Debt Units. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

         The discussions in the Prospectus under "Description of the Trust Agreement--Advances in Respect of Delinquencies", "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event", and "--Evidence as to Compliance" are not applicable to the Debt Units.

The Trustee

         United States Trust Company of New York will act as trustee (the "Trustee") for the Debt Units and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 114 West 47th Street, New York, New York 10036 and its telephone number is (212) 852-1623.

         Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement (the "Trustee Fee").

         The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Debt Unitholders representing not less than the Required Percentage-Remedies (as defined below) of the aggregate Voting Rights, and (iii) the Debt Unitholders have agreed that such costs will be paid by the Trustee (x) from the Trust (in the case of an affirmative vote of 100% of the Debt Unitholders) or (y) out of the Trustee's own funds (in which case the Trustee can receive reimbursement from the Debt Unitholders voting in favor of such proposal). Extraordinary Expenses that may be reimbursed to the Trustee from the Trust may be reimbursed out of Available Funds on any Distribution Date before any distributions to Debt Unitholders on such Distribution Date are made.

         "Extraordinary Expenses" are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Debt Unitholder, the Trustee or the Depositor pursuant to the Trust Agreement.

         "Ordinary Expenses" are defined in the Trust Agreement and are generally described as the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

Events of Default

         An event of default with respect to the Debt Units under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) any other event specified as an "Event of Default" in the Underlying Securities Indenture.

         The Trust Agreement will provide that, within 10 days after the occurrence of an Event of Default in respect of the Debt Units, the Trustee will give notice to the Debt Unitholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Debt Unitholders.

         No Debt Unitholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Debt Unitholder previously has given to the Trustee written notice of a continuing breach,

(ii) Debt Unitholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such Debt Unitholder or Debt Unitholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Debt Unitholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. "Required Percentage-Remedies" shall mean 662/3% of the Voting Rights.

Voting Rights

         At all times, 100% of all Voting Rights will be allocated between the Class _-1 Debt Units and the Class _-2 Debt Units in accordance with the Allocation Ratio. Within each such class, Voting Rights shall be allocated among Debt Unitholders in proportion to the then outstanding principal amounts of their respective Debt Units. The "Required Percentage-Amendment" of Voting Rights necessary to consent to such modification or amendment shall be 662/3%. Notwithstanding the foregoing, in addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of a class of Debt Units without the consent of the holders of 100% of such class of Debt Units; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal income tax purposes. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus. Further, no amendment will be permitted that would adversely affect in any material respect the interests of Debt Unitholders of any class without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Debt Units.

Voting of Underlying Securities, Modification of Indenture

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Debt Unitholder of record as of such date. The Trustee shall request instructions from the Debt Unitholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Debt Units) as the Debt Units of the Trust were actually voted or not voted by the Debt Unitholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class _-1 Debt Unitholders and the votes of the Class _-2 Debt Unitholders according to the Allocation Ratio; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying Security event of default or an event which with the passage of time would become an Underlying Security event of default and with the unanimous consent of all outstanding Class _-1 and Class _-2 Debt Unitholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Debt Unitholders representing 100% of the outstanding Class _-1 and Class _-2 Debt Units. The Trustee shall have no liability for any failure to act resulting from Debt Unitholders' late return of, or failure to return, directions requested by the Trustee from the Debt Unitholders.

         In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class _-1 and Class _-2 Debt Unitholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the holders of the Class _-1 and Class _-2 Debt Units to accept such offer and the Trustee has received the tax opinion described above.

         If an event of default under the Indenture occurs and is continuing and if directed by all of the outstanding Class _-1 and Class _-2 Debt Unitholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the interests of the Debt Unitholders may differ from each other and from those of other holders of outstanding Debt Securities issued by the Underlying Securities Issuer.

Termination of The Trust

         The Trust shall terminate upon the earliest to occur of (i) the payment in full or sale of the Underlying Securities by the Trust after a payment default on or an acceleration of the Underlying Securities, (ii) the distribution in full of all amounts due to the Class _-1 and Class _-2 Debt Unitholders and (iii) the Final Scheduled Distribution Date. See "Description of the Trust Agreement--Termination" in the Prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of certain of the material Federal income tax consequences of the purchase, ownership and disposition of the Debt Units by an initial holder of Debt Units.

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Debt Units as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, and who do not hold their Debt Units as part of a "straddle," a "hedge" or a "conversion transaction". Furthermore, no authority exists concerning the tax treatment of some aspects of the Debt Units, and there can be no assurance that the Treasury Department will not issue regulations under Section 1286 of the Code which would modify the treatment described below. Accordingly, the ultimate Federal income tax treatment of the Debt Units may differ substantially from that described below. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Debt Units.

Tax Status of Trust

         In the opinion of Shearman & Sterling, special Federal income tax counsel to the Depositor, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Debt Unit (a "Debt Unitholder") will be subject to Federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Debt Units and as if it paid directly its share of reasonable expenses paid by the Trust.

Income of Debt Unitholders

         In General. Under Section 1286 of the Code, the Debt Units represent ownership of newly-issued debt instruments for Federal income tax purposes. The Class __-2 Debt Units will be treated as an interest in a newly issued debt instrument issued with original issue discount ("OID").

         The Trust intends to take the position that the Class __-1 Debt Units represent interests in a newly issued self-amortizing debt instrument having a principal amount generally equal to the purchase price of the Class __-1 Debt Units and maturing on the Final Scheduled Distribution Date. Under this approach, payments made on the Class __-1 Debt Units on each Distribution Date will partially represent a return of principal and partially represent interest, as calculated based upon the Debt Unit's yield to maturity. Debt Unitholders that report income under the cash method of accounting would include in income upon receipt that portion of the payment representing interest. The Internal Revenue Service could take the position, however, that the Class __-1 Debt Units represent a newly issued debt issued with OID.

         In the case of a Debt Unit that represents ownership of a debt instrument issued with OID, the amount of the OID is equal to the excess of: (i) the stated redemption price (generally all payments made with respect to the Underlying Securities on that Debt Unit); over (ii) the purchase price of the Debt Unit (less accrued interest). The holder of such a Debt Unit, whether using the cash or accrual method of accounting, generally will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID allocable to any accrual period is an amount equal to the product of the instrument's adjusted issued price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period). The adjusted issue price at the beginning of any accrual period is equal to the purchase price, increased by the accrual OID for each prior accrual period and reduced by the amount of any cash payments.

         Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, including advancing their maturity date following a Tax Event, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities or following a Tax Event, would be a taxable event to Debt Unitholders on which they would recognize gain or loss.

Deductibility of Trust's Fees and Expenses

         In computing its Federal income tax liability, a Debt Unitholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Debt Unitholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Purchase and Sale of a Debt Unit

         A Debt Unitholder's tax basis in a Debt Unit generally will equal the cost of such Debt Unit (A) increased by any amounts of OID and (B) reduced by any payments of principal, in the case of a Debt Unit representing ownership of a debt instrument issued without OID, or reduced by any payments included in the stated redemption price, in the case of a Debt Unit representing ownership of a debt instrument issued with OID.

         If a Debt Unit or Underlying Security is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to the Debt Unitholder and the Debt Unitholder's adjusted basis in its Debt Unit. Any gain or loss will be a capital gain or loss if the Debt Unit was held as a capital asset.

Distributions on Class _-2 Debt Units

         The distribution of the Underlying Securities to the Class _-2 Debt Unitholders on the Final Scheduled Distribution Date should not constitute a taxable transaction to the recipients. Similarly, a redemption by the Trust of Debt Units in exchange for the Underlying Securities upon the tender by a Debt Unitholder of Class _-2 Debt Units of a certain principal amount and Class _-1 Debt Units representing a like percentage of the outstanding principal amount thereof should not constitute a taxable transaction to the Debt Unitholder.

Backup Withholding

         Payments made on the Debt Units and proceeds from the sale of the Debt Units will not be subject to a "backup" withholding tax of 31% unless, in general, the Debt Unitholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Debt Unitholders

         To the extent that amounts paid to Debt Unitholders that are not United States persons ("Foreign Debt Unitholders") are treated as interest with respect to Underlying Securities originated after July 18, 1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Debt Unitholder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. The foregoing discussion of the tax treatment of Foreign Debt Unitholders applies if the Trust is classified as a grantor trust. If the Trust were not classified as a grantor trust, the Trust would be treated as a partnership for Federal income tax purposes. Foreign Debt Unitholders should consult their tax advisors regarding the withholding tax risks associated with the classification of the Trust as a partnership.

         A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includable in gross income for U.S. Federal income tax purposes, regardless of its source.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of any such plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Debt Unit, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Debt Units should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

         Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Debt Units by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

         If the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, Underlying Securities Trustee and [Name of Underlying Securities Issuer] might constitute prohibited transactions with respect to a Plan holding a Debt Unit unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of [Name of Underlying Securities Issuer], it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Underlying Securities Trustee and [Name of Underlying Securities Issuer], or any of their affiliates, should not acquire or hold any Debt Unit.

         If the Trust is deemed to hold Plan assets, the Underlying Securities would appear to be an indirect loan between the Underlying Securities Issuer and any Plan owning Debt Units; however, such loan, by itself, would not constitute a prohibited transaction unless the Underlying Securities Issuer is a party in interest or disqualified person with respect to such Plan.

         The Underwriter is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Debt Units by the Underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTE 75-1 have been met.

         The custodial and other services rendered by the Trustee, and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee may be terminated upon 60 days prior notice and the approval of Debt Unitholders owning more than 662/3% of the aggregate beneficial interest of Debt Units. The Depositor believes the compensation of the Trustee and is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of the Underlying Securities to Merrill Lynch & Co. or its affiliates might constitute a non-exempt prohibited transaction, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee. [The Trustee shall, prior to any sale of Underlying Securities to Merrill Lynch & Co. or any of its affiliates, certify that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.]

         Other prohibited transaction exemptions could apply to the acquisition and holding of Debt Units by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company general accounts).

         By acquiring and holding a Debt Unit, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and Underwriter that such acquisition and holding of a Debt Unit does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Purchase Agreement, dated as of May __, 1997 (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch & Co. (the "Underwriter"), and the Underwriter has agreed to purchase, the Debt Units.

         The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Debt Units from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Debt Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Debt Units for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Debt Units may be deemed to be underwriters, and any profit on the resale of Debt Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act. Discounts and concessions to dealers will vary but will not exceed [ ]% of the face amount of the Debt Units.

         [The Underwriter has from time to time provided investment banking and other financial services to the Underlying Securities Issuer and expects in the future to provide such services, for which it has received and will receive customary fees and commissions.]

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.


                           VALIDITY OF THE DEBT UNITS

         The validity of the Debt Units will be passed upon for the Depositor and the Underwriter by Shearman & Sterling, New York, New York.


                                     RATINGS

         It is a condition to the issuance of the Debt Units that the Debt Units have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "[ ]" by Moody's and "[ ]" by S&P.

         The rating of the Debt Units by Moody's addresses the likelihood of the ultimate payment of principal of and interest on the Debt Units or any Underlying Securities distributed in respect thereof. The rating of the Debt Units by S&P addresses the likelihood of timely receipt of interest on the Class _-1 Debt Units or any Underlying Securities distributed in respect of the Class _-2 Debt Units and ultimate receipt of principal on any Underlying Securities distributed in respect of the Class _-2 Debt Units. The ratings address the likelihood of the receipt by Debt Unitholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating on the Debt Units does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating on the Debt Units by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Debt Units, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Debt Units by another rating agency, if assigned at all, may be lower than the ratings assigned to the Debt Units by the Rating Agencies.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED [ ] __, 1997
PROSPECTUS
                                   DEBT UNITS
                              (ISSUABLE IN SERIES)


                          Merrill Lynch Depositor, Inc.
                                    DEPOSITOR

         The Debt Units (the "Debt Units") offered hereby and by supplements (each, a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each, a "Series") and in one or more classes within each such Series (each, a "Class"), denominated in U.S. dollars or in one or more other currencies or composite currencies. Debt Units of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the Prospectus Supplement accompanying this Prospectus. Each Series of Debt Units will represent in the aggregate the entire beneficial ownership interest in a publicly traded debt, or other eligible, security or a pool of such securities (the "Underlying Securities"), together with certain other assets, if applicable, described herein or in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Debt Units of such Series ("Debt Unitholders") by Merrill Lynch Depositor, Inc., a Delaware corporation that is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. (the "Depositor"), pursuant to a Trust Agreement and a supplement thereto with respect to a Series (collectively, the "Trust Agreement") between the Depositor, the administrative agent, if any (the "Administrative Agent"), and the trustee (the "Trustee") named in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Trust for a Series of Debt Units may also include, or the Debt Unitholders of such Debt Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). The Underlying Securities will represent senior or subordinated debt obligations issued by one or more corporations or other business entities organized under the laws of the United States of America or any state thereof. As a condition to the deposit into a Trust of Underlying Securities constituting 10% or more of the total Underlying Securities with respect to the related Series of Debt Units, as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). See "Description of Deposited Assets--Underlying Securities Issuer". The Underlying Securities will be purchased in the secondary market; they will not be acquired from the issuer thereof. No such issuer will participate in the offering of the Debt Units, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Debt Units. See "Description of Debt Units". Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Debt Units will be to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to arrange for Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement with respect to a Series of Debt Units, will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the applicable Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies". The Debt Units of each Series will not represent an obligation of or interest in the Depositor or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") or any of their affiliates. Neither the Debt Units nor the Deposited Assets (unless otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor or Merrill Lynch & Co. or their affiliates.

         Unless otherwise provided in the applicable Prospectus Supplement, application will be made to list each Series of Debt Units on the New York Stock Exchange. At the time of issue, each Series of Debt Units offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There can be no assurance that an active public market for any Series of Debt Units will develop or, if a public market develops, as to the liquidity of the trading market for such Debt Units.

         Unless otherwise specified in the applicable Prospectus Supplements, each Series of Debt Units initially will be represented by one or more global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Debt Units will be represented by book entries on the records of participating members of DTC. Definitive certificates in registered form without coupons will be available only under the limited circumstances described herein under the heading "Description of the Debt Units--Global Securities".

       PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN
                   UNDER "RISK FACTORS", BEGINNING ON PAGE 4.

                                   ----------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


         The Debt Units may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the applicable Prospectus Supplement. This Prospectus may not be used to consummate sales of Debt Units offered hereby unless accompanied by a Prospectus Supplement.

                                   ----------

                               MERRILL LYNCH & CO.

                                   ----------


                  The date of this Prospectus is [ ] __, 1997.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Debt Units to be offered hereby will set forth with respect to such Series: (a) the specific designation and aggregate principal amount thereof; (b) the currency or currencies in which the principal, premium, if any, and any interest are distributable (the "Specified Currency"), (c) a description of the material terms of the Deposited Assets, including the Underlying Securities, and Credit Support, if any; (d) the number of Classes and, with respect to each such Class, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations; (e) the relative rights and priorities of each Series or Class (including the type, characteristics and specifications of the Deposited Assets and Credit Support, if any, for such Series or Class); (f) the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets; (g) the name of the Trustee and the Administrative Agent, if any; (h) the Debt Unit Rate (as defined below) or the applicable method of calculation thereof; (i) the date and place of distribution (each, a "Distribution Date") of any interest, premium (if any) and/or principal; (j) the date of issue; (k) the final scheduled Distribution Date (the "Final Scheduled Distribution Date"), if applicable; (l) the offering price or prices; and (m) any other material terms of the Debt Units (including terms relating to the rights of the Trust or any third party to redeem or purchase such Debt Units prior to the Final Scheduled Distribution Date). See "Description of Debt Units--General" for a listing of other terms that may be specified in the applicable Prospectus Supplement.


                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Debt Units. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such reports and other information concerning the Depositor may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Units shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Merrill Lynch Depositor, Inc., c/o World Financial Center, New York, New York 10281, Attention:
Secretary. Telephone requests for such copies should be directed to Merrill Lynch Depositor, Inc. at 212-449-1000.

                           REPORTS TO DEBT UNITHOLDERS

         Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Debt Units are issued, unaudited reports containing information concerning the related Trust will be prepared annually by the related Trustee and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Debt Units. If Definitive Debt Units are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Debt Unitholders in accordance with the Trust Agreement. See "Description of Debt Units--Global Securities" and "Description of the Trust Agreement--Reports to Debt Unitholders; Notice". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to Debt Unitholders.

         References herein to "U.S. dollars", "US$", "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

         In connection with an investment in the Debt Units of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable Prospectus Supplement.

Limited Liquidity

         There can be no assurance that an active public market for any Series (or Class within such Series) of Debt Units will develop or, if a public market develops, as to the liquidity of the trading market for such Debt Units. The Depositor has been advised by Merrill Lynch & Co. that Merrill Lynch & Co. intends to make a market in the Debt Units, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Debt Units of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Debt Units does not develop or continue, the market prices and liquidity of the Debt Units may be adversely affected.

Recourse Limited

         The Debt Units will not represent a recourse obligation of or interest in the Depositor, any Administrative Agent, Merrill Lynch & Co., the Underlying Securities Issuer or any of their affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Units of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, Merrill Lynch & Co., any person or entity affiliated with the Depositor or Merrill Lynch & Co., or any other person or entity. The obligations, if any, of the Depositor with respect to the Debt Units of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security or other Deposited Assets, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security or other Deposited Assets to the Depositor. The Depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Limited Assets; Credit Support

         The only material assets expected to be in a Trust are Underlying Securities and any other Deposited Assets corresponding to the related Series (or Class within such Series) of Debt Units being offered. The Debt Units do not represent obligations of the Depositor, any Administrative Agent, Merrill Lynch & Co. or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, Merrill Lynch & Co., any of their affiliates or any other person or entity. Accordingly, Debt Unitholders' receipt of distributions in respect of the Debt Units will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets. See "Description of Deposited Assets--Credit Support".

Early Redemption; Reduction in Yield

         The timing of distributions on any Series (or Class within such Series) of Debt Units is affected by a number of factors. In particular, the type and maturities of the Underlying Securities and the terms, if any, upon which the Underlying Securities may be subject to early redemption, purchase or repayment will generally affect the weighted average life of the related Series of Debt Units. The effective yield to holders of the Debt Units of any Series may also be affected by certain aspects of the Deposited Assets. With respect to any Series of Debt Units the Underlying Securities of which consist of one or more redeemable securities, the yield to maturity of such Series may be affected by any optional or mandatory redemption or repayment of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The applicable Prospectus Supplement will discuss any calls, puts or other redemption options, and certain other terms applicable to such Underlying Securities and any other Deposited Assets.

         If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any interest to be distributed in respect of such Debt Units may be materially and adversely affected. A variety of factors influence the performance of issuers that are corporations or other business entities and correspondingly may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other economic, geographic, legal and social factors.

         The extent to which the yield to maturity of such Debt Units may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any Series of Debt Units will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Debt Units, to the extent that the Debt Unit Rate for such Series is based on variable or adjustable interest rates. With respect to any Series of Debt Units representing an interest in a pool of securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Debt Unit Rate applicable to such Debt Units may adversely affect the yield thereon.

         The applicable Prospectus Supplement for a Series of Debt Units will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

Need to Obtain Information Concerning Underlying Securities Issuers

         A prospective purchaser of Debt Units should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, Merrill Lynch & Co. or any of their affiliates assumes any responsibility for the accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or concerning the Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Debt Units in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement. The issuance of Debt Units of any Series should not be construed as an endorsement by the Depositor, Merrill Lynch & Co. or the Trustee of the financial condition or business prospects of any Underlying Securities Issuer.

Risk of Loss if Public Information Not Available

         If an obligor on any Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then, if so provided in the applicable Prospectus Supplement or if so required pursuant to applicable law, the Depositor will instruct the Trustee of the relevant Trust to sell all of such Concentrated Underlying Securities and to distribute the proceeds from such sale to the Debt Unitholders in accordance with the Allocation Ratio (as defined in the Prospectus Supplement). Otherwise, if so provided in the applicable Prospectus Supplement, the Depositor will instruct the Trustee of the relevant Trust to distribute such Concentrated Underlying Securities in accordance with the Allocation Ratio.

Certain Legal Aspects

         The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series of Debt Units being offered in connection with that Prospectus Supplement or the Deposited Assets assigned and delivered to the related Trust.

Ratings of the Debt Units

         At the time of issuance, the Debt Units of a Series (or each Class of such Series) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Debt Units is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Debt Unitholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support.

         Any rating issued with respect to the Debt Units is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Debt Units or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Debt Units.

Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, the Debt Units of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual definitive Debt Units to the purchasers of such Debt Units. Consequently, unless and until such individual definitive Debt Units of a particular Series are issued, such purchasers will not be recognized as Debt Unitholders under the Trust Agreement. Until such time, such purchasers will only be able to exercise the rights of Debt Unitholders indirectly through the Depositary and its respective participants and, as a result, the ability of any such purchaser to pledge that Debt Unit to persons or entities that do not participate in the Depositary's system, or otherwise to act with respect to such Debt Unit, may be limited. See "Description of Debt Units--Global Securities" and any further description contained in the applicable Prospectus Supplement.

Limitation on Remedies Due to Passive Nature of the Trust

         The Trustee with respect to any Series of Debt Units will hold the Deposited Assets for the benefit of the Debt Unitholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Debt Unitholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (and as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement

         The Trust Agreement may be amended or otherwise modified with the consent of a percentage of Debt Unitholders specified in the Prospectus Supplement (which percentage will not be less than a majority). Any such amendment or other modification could have a material adverse effect on those Debt Unitholders of the relevant

Series that do not consent to such amendment or other modification. However, the Trust Agreement provides that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Debt Unitholders of a Series (or Class within such Series) may become effective only with the consent of each affected Debt Unitholder of that Series (or Class within such Series) and that, if so specified in the applicable Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Debt Units of a Series (or Class within such Series) by a Rating Agency would require the consent of a specified higher percentage of Debt Unitholders of that Series (or Class within such Series).
                                   ----------

         The Prospectus Supplement for each Series of Debt Units will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).


                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281.

         The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Debt Units. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding Debt Units of any Series.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of each Series of, if the related Deposited Assets are purchased by the Depositor, Debt Units (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets, if the related Deposited Assets are purchased by the Depositor, and arrange certain Credit Support, if any, including, if specified in the applicable Prospectus Supplement, making required deposits into any reserve account or the applicable Debt Unit Account (as defined below) for the benefit of the Debt Unit holders of such Series or Class. The remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor incurred in connection with the ongoing activities of the Trust(s).


                             FORMATION OF THE TRUST

         The Depositor will assign and deliver the Deposited Assets for each Series of Debt Units to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Debt Unitholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses". Unless otherwise provided in the applicable Prospectus Supplement, the Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited

Assets to be recorded on the books and records of The Depository Trust Company or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

         Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).

         To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets described under "Description of the Trust Agreement--Advances in Respect of Delinquencies", and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies".

         Unless otherwise provided in the applicable Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Debt Unit Account; (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets; (iv) those elements of Credit Support, if any, provided with respect to any Series (or Class within such Series) within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets--Credit Support"; and (v) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.


                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the types and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption or repayment. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Debt Units.

         The effective yield to holders of the Debt Units of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Debt Units the Underlying Securities of which consist of one or more redeemable securities, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer will be repaid prior to its stated maturity.

         Unless otherwise specified in the applicable Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the Debt Units will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture". If an Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of the Debt Units may be materially and adversely affected. A variety of factors influence the performance of issuers that are corporations or other business entities and correspondingly may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors.

         The extent to which the yield to maturity of such Debt Units may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any Series (or Class) of Debt Units will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Debt Units, to the extent that the Debt Unit Rate, if any, for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Debt Units representing an interest in a pool of debt, or other eligible, securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Debt Unit Rates, if any, applicable to such Debt Units may affect the yield thereon.

         The Prospectus Supplement for each Series of Debt Units will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.


                          DESCRIPTION OF THE DEBT UNITS

         Each Series (or, if more than one Class exists, the Classes within such Series) of Debt Units will be issued pursuant to a Trust Agreement and a supplement thereto between the Depositor and the Trustee named in the applicable Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the terms of both the Debt Units to be issued thereunder and the Deposited Assets, the Credit Support, if any, and related Trust. The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Debt Units. The applicable Prospectus Supplement for a Series of Debt Units will describe any material provision of the Trust Agreement that is not described herein or the description of which is materially different from the description herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Units. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Debt Unit" refers to all the Debt Units of that Series (and each Class within such Series), whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

         A copy of the applicable series supplement to the Trust Agreement relating to each Series of Debt Units issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

General

         There is no limit on the amount of Debt Units that may be issued under the Trust Agreement, and the Trust Agreement will provide that Debt Units of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Debt Units to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets--Collections". Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series of Debt Units in respect of which this Prospectus and such Prospectus Supplement are being delivered:

                  (i) the title of such Debt Units;

                  (ii) the Series of such Debt Units and, if applicable, the number and designation of Classes of such Series;

                  (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, if any, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

                  (iv) the dates on which, or periods during which, such Series of Debt Units may be issued (each, an "Original Issue Date") and the offering price thereof;

                  (v) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof;

                  (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Debt Unitholders of each such Class);

                  (vii) whether the Debt Units of such Series are Fixed Rate Debt Units or Floating Rate Debt Units (each, as defined below) and the applicable interest rate (the "Debt Unit Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Floating Debt Unit Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any;

                  (viii) the circumstances and conditions under which any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, may withdraw a portion of the assets of the Trust (or of the proceeds obtained by the Trust upon the sale or other disposition of such assets) in exchange for surrendering a pro rata portion of the Debt Units (in each case to the extent not inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and for treatment of the Trust as a "grantor trust" for U.S. Federal income tax purposes) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

                  (ix) the option, if any, of any specified third party (which may include one or more of the Depositor, Merrill Lynch & Co. or their affiliates) to purchase Debt Units held by a Debt Unitholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

                  (x) the rating of each Series or each Class within such Series offered hereby;

                  (xi) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or each Class within such Series will be issuable;

                  (xii) whether the Debt Units of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Debt Units"), and the applicable terms thereof;

                  (xiii) the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such Debt Units;

                  (xiv) if other than U.S. dollars, the Specified Currency applicable to the Debt Units of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Debt Unitholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election;

                  (xv) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Debt Unitholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust; and

                  (xvi) all other material terms of such Series or Class within such Series of Debt Units.

         The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Debt Units will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Debt Units on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Debt Unit having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Debt Units.

         Except as otherwise provided in the applicable Prospectus Supplement, Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of The Depository Trust Company or any other specified Depositary. In the event that Definitive Debt Units are issued in the limited circumstances described herein, they may be transferred or exchanged for like Debt Units of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Distributions

         Distributions allocable to principal, premium (if any) and interest on the Debt Units of each Series (and each Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Determination Date").

         Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Debt Units will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the Final Scheduled Distribution Date of a Debt Unit will be distributed only upon surrender of such Debt Unit at the applicable location set forth above.

         Unless otherwise specified in the applicable Prospectus Supplement, distributions on Debt Units will be made, except as provided below, by check mailed to the Debt Unitholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depositary). A Debt Unitholder of $10,000,000 or more in aggregate principal amount of Debt Units of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 15 calendar days prior to the applicable Distribution Date.

         Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Debt Unit means any day other than (i) Saturday or Sunday or (ii) a day on which banking institutions are authorized or required by law or regulation to be closed for business or (iii) a day that is not a business day, as such term is used in the Indenture to the Underlying Securities.

Interest on the Debt Units

         Each Class of Debt Units (other than certain Classes of Strip Debt Units) of a given Series may have a different Debt Unit Rate, which may be a fixed or floating Debt Unit Rate, as described below. In the case of Strip Debt Units with a nominal or no Debt Unit Principal Balance, such distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Debt Units with a nominal or no Debt Unit Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Debt Units herein or in a Prospectus Supplement does not indicate that such Debt Units represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the applicable Prospectus Supplement. The interest rate applicable to the Debt Units (the "Debt Unit Rate") will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities, Credit Support, if any, and any payments payable in respect of the Retained Interest (if any). The Debt Unit Rate may be either a fixed rate or a floating rate.

         Fixed Rate Debt Units. Each Series of Debt Units with a fixed Debt Unit Rate ("Fixed Rate Debt Units") will bear interest, on the outstanding Debt Unit Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Debt Unit Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Debt Units with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Debt Unit Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Debt Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Debt Units will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Debt Units will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Debt Units. Each Series of Debt Units with a variable Debt Unit Rate ("Floating Rate Debt Units") will bear interest, on the outstanding Debt Unit Principal Balance, from its Original Issue Date to but excluding the first Interest Reset Date (as defined below) for such Series at the Initial Debt Unit Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Debt Unit Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Debt Units will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Debt Units may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Debt Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Debt Unit: (i) the CD Rate ("CD Rate Debt Unit"), (ii) the Commercial Paper Rate ("Commercial Paper Rate Debt Unit"), (iii) the Federal Funds Rate ("Federal Funds Rate Debt Unit"), (iv) LIBOR ("LIBOR Debt Unit"), (v) the Prime Rate ("Prime Rate Debt Unit"), (vi) the Treasury Rate ("Treasury Rate Debt Unit") or (vii) another Base Rate, as set forth in the applicable Prospectus Supplement. The "Index Maturity" for any Series of Floating Rate Debt Units is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Debt Unit Principal Balance at a higher rate.

         As specified in the applicable Prospectus Supplement, Floating Rate Debt Units of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Debt Unit Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Debt Unit Rate"). In addition to any Maximum Debt Unit Rate that may be applicable to any Series of Floating Rate Debt Units, the Debt Unit Rate applicable to any Series of Floating Rate Debt Units will in no event be higher than the maximum rate permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

         The Depositor will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Floating Debt Unit Rates on each Series of Floating Rate Debt Units. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Debt Units. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Debt Units of a given Series.

         The Floating Debt Unit Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that unless otherwise specified in such Prospectus Supplement, the Debt Unit Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Series of Floating Rate Debt Units would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on the next Business Day, except that, in the case of a LIBOR Debt Unit, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Debt Units shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date. With respect to a Floating Rate Debt Unit, accrued interest shall be calculated by multiplying the Debt Unit Principal Balance of such Debt Unit by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Debt Unit Rate in effect on such day by 360, in the case of LIBOR Debt Units, Commercial Paper Rate Debt Units, Federal Funds Rate Debt Units, Prime Rate Debt Units and CD Rate Debt Units or by the actual number of days in the year, in the case of Treasury Rate Debt Units. For purposes of making the foregoing calculation, the variable Debt Unit Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Debt Unit Rate on a Floating Rate Debt Unit will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Debt Units will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series of Floating Rate Debt Units will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

         The "Calculation Date", where applicable, pertaining to a Determination Date will be the earlier of (i) the tenth calendar day after such Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date.

         Upon the request of the holder of any Floating Rate Debt Unit of a given Series, the Calculation Agent for such Series will provide the Debt Unit Rate then in effect and, if determined, the Debt Unit Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Debt Unit.

         CD Rate Debt Units. CD Rate Debt Units will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "CD Rate" means, with respect to any Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Determination Date, the CD Rate will be the rate on such Determination Date for negotiable certificates of deposit of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations, under the heading "Debt Units of Deposit". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Determination Date, then the CD Rate for such Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Determination Date will be the interest rate borne by such CD Rate Debt Units on such Determination Date.

         CD Rate Debt Units, like other Debt Units, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

         Commercial Paper Rate Debt Units. Commercial Paper Rate Debt Units will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Commercial Paper Rate" means, with respect to any Determination Date, the Money Market Yield on such date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Determination Date, the Commercial Paper Rate will be the Money Market Yield on such Determination Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Determination Date, then the Commercial Paper Rate for such Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Determination Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Determination Date will be the interest rate borne by such Commercial Paper Rate Debt Units on such Determination Date.

         "Money Market Yield" will be a yield calculated in accordance with the following formula:

              Money Market Yield   =      D X 360        X     100
                                       -------------
                                       360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

         Federal Funds Rate Debt Units. Federal Funds Rate Debt Units will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Federal Funds Rate" means, with respect to any Determination Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Determination Date, the Federal Funds Rate will be the rate on such Determination Date, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Determination Date, then the Federal Funds Rate for such Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York, selected by the Calculation Agent after consultation with the Depositor, as of 9:00 a.m., New York City time, on such Determination Date; provided that, if the brokers selected as aforesaid by the Calculation Agent are not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Determination Date will be the interest rate borne by such Federal Funds Debt Units on such Determination Date.

         LIBOR Debt Units. LIBOR Debt Units will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         "LIBOR" means, with respect to any Determination Date, the rate determined by the Calculation Agent in accordance with either clause (1) or clause (2) below, as specified in the applicable Prospectus Supplement:

                  (1) The rate for deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  (2) The arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Determination Date will be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Determination Date by four major banks ("Reference Banks") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Determination Date by three major commercial or investment banks (which may include Merrill Lynch & Co. or any of its affiliates) in The City of New York, selected by the Calculation Agent, for U.S. dollar loans of the applicable Index Maturity to leading European banks, commencing on the second London Banking Day immediately following such Determination Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that, if the banks selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Determination Date will be the interest rate borne by such LIBOR Notes on such Determination Date.

         If any LIBOR Debt Unit is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rates.

         Prime Rate Debt Units. Prime Rate Debt Units will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Prime Rate" means, with respect to any Determination Date, the rate on such date, as published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Determination Date by four major money center banks in The City of New York, selected by the Calculation Agent after consultation with the Depositor. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates in effect for such Determination Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Depositor; provided that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Determination Date will be the interest rate borne by such Prime Rate Debt Units on such Determination Date.

         Treasury Rate Debt Units. Treasury Rate Debt Units will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Treasury Rate" means, with respect to any Determination Date, the rate for the auction held on such Determination Date of treasury bills of the Index Maturity specified in the applicable Prospectus Supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Determination Date, the Prime Rate will be the auction average rate for such Determination Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Determination Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Determination Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Depositor, for the issue of treasury bills with a remaining maturity closest to the applicable Index Maturity; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Determination Date will be the interest rate borne by such Treasury Rate Debt Units on such Determination Date.

Principal of the Debt Units

         Unless the applicable Prospectus Supplement provides otherwise, each Debt Unit (other than certain Classes of Strip Debt Units) will have a "Debt Unit Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Debt Unit of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Debt Unit Principal Balance of such Class or Classes has been reduced to zero. The outstanding Debt Unit Principal Balance of a Debt Unit will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the applicable Prospectus Supplement provides otherwise, the initial aggregate Debt Unit Principal Balance of Debt Units of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Debt Unit Principal Balance of a Series will be specified in the applicable Prospectus Supplement.

Optional Exchange

         The applicable Prospectus Supplement may provide that any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective designees, may exchange Debt Units of any given Series for a pro rata portion of the Deposited Assets. The terms upon which a (or a specified) holder may exchange such exchangeable Debt Units will be specified in the applicable Prospectus Supplement; provided that (a) any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and would not affect the characterization of the Trust as a "grantor trust" for U.S. Federal income tax purposes and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Debt Units immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Debt Units immediately after such exercise. See "Risk Factors--General Unavailability of Optional Exchange".

         The applicable Prospectus Supplement will set forth the terms pursuant to which a holder of exchangeable Debt Units may exercise an Optional Exchange Right.

Call Right

         If one or more specified persons has the right to purchase all or a portion of the Debt Units of any given Series, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Debt Units of a Series will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

                  (a) a minimum Debt Unit Principal Balance with respect to each Debt Unit being purchased;

                  (b) a requirement that the Debt Unit Principal Balance of each Debt Unit being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

                  (c) specified dates during which such a purchase may be effected; and

                  (d) the price or prices at which such a purchase may be effected (each, a "Call Price").

         After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase the Debt Units described in such Prospectus Supplement, each Debt Unitholder will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, all Debt Units of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Units represented thereby (each, a "Definitive Debt Unit"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including Merrill Lynch & Co.), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Units represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Debt Units, or, if such Debt Units are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons or entities that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons or entities that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Debt Unitholder of the individual Debt Units represented by such Global Security for all purposes under the Trust Agreement governing such Debt Units. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have individual Debt Units represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Units and will not be considered the Debt Unitholders thereof under the Trust Agreement governing such Debt Units. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Debt Unit to pledge that Debt Unit to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Debt Unit, may be limited due to the lack of a physical certificate for such Debt Unit.

         Distributions of principal of (and premium, if any) and any interest on individual Debt Units represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Debt Unitholder of such Global Security. None of the Depositor, the Trustee for such Debt Units, any Paying Agent or the Debt Unit Registrar for such Debt Units will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Depositor expects that the Depositary for Debt Units of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Units, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositary also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be registered in "street name" and will be the responsibility of such participants.

         If the Depositary for Debt Units of a given Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Debt Units in exchange for the Global Security or Securities representing such Debt Units. In addition, the Depositor may at any time and in its sole discretion determine not to have any Debt Units of a given

Series represented by one or more Global Securities and, in such event, will issue Definitive Debt Units of such Series in exchange for the Global Security or Securities representing such Debt Units. Further, if the Depositor so specifies with respect to the Debt Units of a given Series, an owner of a beneficial interest in a Global Security representing Debt Units of such Series may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive individual Definitive Debt Units in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Debt Units of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Debt Units registered in its name. Individual Definitive Debt Units of such Series so issued will be issued in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof.

         The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Series of Debt Units being offered thereby to the extent not set forth or different from the description set forth above.


                         DESCRIPTION OF DEPOSITED ASSETS

General

         Each Series of Debt Units (or, if more than one Class exists, each Class within such Series) will represent in the aggregate the entire beneficial ownership interest in a publicly traded debt, or other eligible, security issued pursuant to an effective registration statement filed with the Commission or a pool of such securities (the "Underlying Securities"), together with other assets (which may include guarantees, letters of credit, financial insurance, interest rate and/or currency swaps and other derivative transactions that credit enhance or otherwise support the Underlying Securities) designed to assure the servicing or timely distribution of payments to holders of the Debt Units, all as described in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). If the Underlying Securities represent obligations issued by one or more Underlying Securities Issuers, such Underlying Securities will satisfy certain Eligibility Criteria described below under "Underlying Securities Issuer". The Underlying Securities will be purchased in the secondary market and, correspondingly, will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). The Underlying Securities will represent direct obligations of one or more corporations or other business entities organized under the laws of the United States or any state thereof, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. No Underlying Securities Issuer will participate in the offering of the Debt Units, nor will an Underlying Securities Issuer receive any of the proceeds from the sale of Underlying Securities or from the issuance of the Debt Units.

         This Prospectus relates only to the Debt Units offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any Underlying Securities Indenture (as defined below).

         The applicable Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

Underlying Securities Issuer

         The Underlying Securities Issuers will be either corporations or other business entities organized under the laws of the United States or any state thereof, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. In the event that any Trust consists of 10% or more of the securities of a particular Underlying Securities Issuer, the applicable Prospectus Supplement will include audited financial statements of such Underlying Securities Issuer; provided that if (i) such Underlying Securities Issuer is eligible to use Form S-3 for a primary stock offering and (ii) the

Underlying Securities were not acquired from the issuer thereof nor will such issuer receive any proceeds from the sale of the Underlying Securities to the Depositor, then the applicable Prospectus Supplement will only reference the periodic reports filed with the Commission by such Underlying Securities Issuer, which periodic reports should be reviewed by any prospective Debt Unitholder of the Trust containing such Underlying Securities. See "Risk Factors--Need to Obtain Information Concerning Underlying Securities Issuers".

         Reports and information referred to in the preceding paragraph may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE DEBT UNITHOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

         None of the Depositor, the Trustee, Merrill Lynch & Co. or any of their affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Debt Units in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., Identifying Information, information of the type described in an applicable Prospectus Supplement under "Description of the Underlying Securities--General" and "Description of the Underlying Securities--Indenture" and as to whether Concentrated Underlying Securities and the related Underlying Securities Issuer meet the "Eligibility Criteria" described above).

Indenture

         General. Unless otherwise specified in the applicable Prospectus Supplement, each Underlying Security will have been issued pursuant to an agreement (each, an "Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Indenture will contain certain provisions required by the Trust Indenture Act.

         Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or
(iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. The

Underlying Securities, if not rated investment grade, generally will be subject to more extensive restrictive covenants. In any event, there can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Debt Units will describe material covenants in relation to any Concentrated Underlying Security (as defined below) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of such securities; and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

         Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement with respect to any Series of Debt Units will describe the events of default under the Indenture with respect to any Concentrated Underlying Security and applicable remedies with respect thereto. With respect to any Trust comprising a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a Debt Unitholder will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Debt Unitholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Debt Unitholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security in determining whether to require the acceleration of the Underlying Securities.

         Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities,and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Debt Units for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

         Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued typically will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Indenture with respect to Secured Underlying Securities may include some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Debt Units that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

Principal Terms of Underlying Securities

         Reference is made to the applicable Prospectus Supplement with respect to each Series of Debt Units for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer; (iii) whether any of the obligations are secured and the nature of any collateral;
(iv) the limit, if any, upon the aggregate principal amount of such securities;
(v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable; (vi) the rate or rates, or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Underlying Securities Issuer to redeem such Underlying Securities and other securities of the same class or series pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer;
(ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the currency in which such securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any; (xiii) the principal United States market on which the Underlying Securities are traded, if any; and (xiv) any other material terms of such Underlying Securities.


         With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in subclauses
(ii), (iii), (v), (vi), (vii), (viii), (ix) and (x) of the preceding paragraph and any other material terms regarding such pool of securities.

         Other than publicly traded Debt Securities which satisfy the necessary requirements set forth herein with respect to Underlying Securities, the Underlying Securities may consist of publicly traded securities that are primarily serviced by the cashflows of (x) a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period or (y) other assets designed to assure the servicing or timely distribution of proceeds to the securityholders. In particular, such other eligible securities may include, or be similar in structure to, trust originated preferred securities ("TOPrS"(sm)). (Trust Originated Preferred Securities and TOPrS are service marks of Merrill Lynch & Co.)

         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such obligor may be unavailable. In such an event, if so required pursuant to applicable law or if so provided in the applicable Prospectus Supplement, the Depositor will instruct the Trustee of the relevant Trust to sell all of such Concentrated Underlying Securities and to distribute the proceeds from such sale to the Debt Unitholders in accordance with the Allocation Ratio; any such sale will result in a loss to the Debt Unitholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities. Otherwise, if so provided in the applicable Prospectus Supplement, the Depositor will instruct the Trustee of the relevant Trust to distribute such Concentrated Underlying Securities in accordance with the Allocation Ratio.

Other Deposited Assets

         In addition to the Underlying Securities, the Depositor may arrange to be deposited into a given Trust, or the Trustee on behalf of the Debt Unitholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the applicable Prospectus Supplement, other assets (such as guarantees, letters of credit, financial insurance, and hedging contracts or other similar arrangements, including without limitation puts and calls, interest rate swaps, currency swaps, floors, caps and collars, and options on each of the foregoing, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States) designed to assure the servicing or timely distribution of payments to holders of the Debt Units, all as described in the applicable Prospectus Supplement. With respect to any such other assets that are material to the amount or timing of payments on the Debt Units of any Series, the applicable Prospectus Supplement will contain a description of the material terms thereof and, if relevant, information relating to any obligor thereon or issuer thereof.

         Unless otherwise specified in the applicable Prospectus Supplement, the Deposited Assets for a given Series of Debt Units and the related Trust will not constitute Deposited Assets for any other Series of Debt Units and the related Trust, and the Debt Units of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Debt Units, the Trust for any Series of Debt Units may include, or the Debt Unitholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Debt Units contains, or the Debt Unitholders of such Debt Units have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

         Subordination. As discussed below under "--Collections", the rights of the Debt Unitholders of any given Class within a Series of Debt Units to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Debt Unitholders of such Series (or Classes within such Series) may be subordinated to the rights of the Debt Unitholders of one or more other Classes of such Series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Debt Unitholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Debt Units such that the collections received thereon are insufficient to make all distributions on the Debt Units of such Series, those realized losses would be allocated to the Debt Unitholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Debt Unitholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable Prospectus Supplement.

         If so provided in the applicable Prospectus Supplement, the Credit Support for any Series or Class of Debt Units may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Debt Unitholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Debt Units of such Series. Further, payments to be made in respect of any forms of Credit Support arranged for on behalf of the Debt Unitholders may be required to be paid prior to any distributions that are required to be made to Debt Unitholders.

         Letter of Credit; Surety Bond. The Debt Unitholders of any Series (or Class or group of Classes of Debt Units within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

         Reserve Accounts. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Debt Units, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Debt Unitholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person as may be specified in the applicable Prospectus Supplement.

Collections

         The Trust Agreement will establish procedures by which the Trustee or such other person as may be specified in the Prospectus Supplement is obligated, for the benefit of the Debt Unitholders of each Series of Debt Units, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Debt Unit Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Statement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Debt Units of such Series (and Classes within such Series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Debt Units and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Debt Unitholders for a particular Series or Class of Debt Units over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Debt Units. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Debt Units, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Debt Units may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

         General. The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Standard Terms for Trust Agreements. Wherever particular sections or defined terms of the Standard Terms for Trust Agreements are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

         At the time of issuance of any Series of Debt Units, the Depositor will cause the Underlying Securities and the Deposited Assets specified in the Prospectus Supplement, if any, to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Concurrently with such assignment, the Depositor will execute, and the Trustee will authenticate and deliver, the Debt Units to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. Each Deposited Asset will be identified in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

         In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will hold such documents in trust for the benefit of the Debt Unitholders.

         The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Debt Unitholders, the Depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         General. With respect to any Series of Debt Units, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Debt Units and will deposit in such accounts all amounts received by it in respect of the Deposited Assets. The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more eligible investments bearing interest or sold at a discount. Except as otherwise provided in the applicable Series Supplement, any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Debt Unitholders (and, if applicable, the holder of the Retained Interest) in proportion to their interest in the invested funds. Further, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support and provided further that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Sub-Administration. The Trustee or the Administrative Agent, if any, may enter into agreements (each, a "Sub-Administration Agreement") with one or more agents meeting the qualifications set forth in the Trust

Agreement (each, a "Sub-Administrative Agent") in order to delegate certain of its administrative obligations in respect of the Deposited Assets to such Sub-Administrative Agents, provided that the Trustee or Administrative Agent will remain obligated with respect to its obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement.

         Each Sub-Administration Agreement will be consistent with the terms of the Trust Agreement, and any such delegation to a Sub-Administrative Agent will not be permitted if it would result in a withdrawal or downgrading of the rating of the relevant Series of Debt Units issued pursuant to the Trust Agreement. With respect to any Sub-Administration Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Debt Units is issued will provide that, if for any reason such Administrative Agent for such Series of Debt Units is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

         The Trustee or Administrative Agent, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Trustee, pursuant to the Trust Agreement with respect to the particular Series of Debt Units, is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the applicable Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Trustee or the Administrative Agent for certain expenditures which it makes, generally to the same extent the Trustee would be reimbursed under the terms of the Trust Agreement relating to such Series. See "Trustee Compensation and Payment of Expenses".

         The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

         Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Debt Unitholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Debt Unit Account for the related Trust, subject to withdrawal as described above.

         Unless otherwise provided in the applicable Prospectus Supplement, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset; provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it will not be required to expend or risk its own funds or otherwise incur financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Debt Unit Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Debt Unitholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest

         The Prospectus Supplement for a Series of Debt Units will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Debt Unit Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, after deduction of all applicable fees as provided for in the Trust Agreement, the Trustee will allocate on a pari passu basis any partial recovery on an Underlying Security between the Retained Interest (if any) and the Debt Unitholders of the applicable Series.

         The applicable Prospectus Supplement will specify the Administrative Agent's compensation, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Debt Units.

         If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Debt Unitholders, and payment of any other expenses described in the applicable Prospectus Supplement.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Debt Unitholders of the related Series of Debt Units. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Debt Unit Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related Administration Fee and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Debt Units entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Debt Unit Accounts for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Debt Unit Account for any Series, such Administrative Agent will replace such funds in such Debt Unit Account on any future Distribution Date to the extent that funds in such Debt Unit Account on such Distribution date are less than payments required to be made to Debt Unitholders on such date. If so specified in the applicable Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the applicable Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

         An Administrative Agent, if any, for each Series of Debt Units under the Trust Agreement will be named in the applicable Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider.

         The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Debt Units only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Debt Units of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

         The Trust Agreement will further provide that neither such Administrative Agent, the Depositor nor any director, officer, employee, or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Debt Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Debt Units, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Debt Unitholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

         Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger of consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Debt Units of a Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

         Unless otherwise provided in the applicable Prospectus Supplement, "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Debt Units will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Debt Units evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Debt Units evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Debt Units will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Debt Units of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Debt Units of a given Series, the specified percentage (computed on the basis of outstanding Debt Unit Principal Balance or Notional Amount, as applicable) of Debt Units of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Debt Unit will be the portion of the voting rights of all the Debt Units in the related Series allocated in the manner described in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Debt Units remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Debt Units evidencing not less than the Required Percentage of the Voting Rights, the Trustee will, terminate all rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Debt Units evidencing not less than the Required Percentage of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

         No Debt Unitholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Debt Units evidencing not less than the Required Percentage of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Debt Units covered by the Trust Agreement, unless such Debt Unitholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Trustee Compensation and Payment of Expenses

         The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Debt Units.

         The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon he payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

         Subject to the terms of the Trust Agreement, all Extraordinary Expenses (as defined in the Trust Agreement), to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust.

         The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Debt Unit holders representing not less than the Required Percentage (as defined in the Trust Agreement) of the aggregate principal amount of Debt Units then outstanding, and (iii) the Debt Unit holders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Debt Units then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust), in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Debt Unitholders who have agreed to bear the entire amount of such costs, expenses or liabilities on a pro rata basis among such Debt Unitholders.

Distributions on Debt Units

         The distribution of interest and principal on Debt Units issued in registered form will be made (i) if the Debt Units are held in book-entry form, to the relevant book-entry depository, which will credit the relevant participant's account at such book-entry depository in accordance with the policies and procedure of such book-entry depository or (ii) if the Debt Units are not held in book-entry form, at the corporate trust office of the Trustee as specified in the Trust Agreement or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address appears in the Debt Unit register. Subject to the terms and conditions of the Trust Agreement, with respect to Debt Units not held in book-entry form and having the minimum wire denomination specified in the Trust Agreement, such payment will be made by wire transfer of immediately available funds to the account designated by the holder in a written request received by the Trustee not later than 10 days prior to the relevant distribution date; provided that, if a wire transfer cannot be made for any reason, payment will be made by check. The Trustee will not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

         Unless specified otherwise in a Series Supplement, the final distribution of principal, interest and/or premium will be made upon presentation and surrender of such Debt Units at the corporate trust office of the Trustee as specified in the Trust Agreement.

Optional Exchange

         The terms and conditions, if any, upon which Debt Units of any Series may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided that any right of exchange will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with the Depositor's and the Trustee's continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" for United States federal income tax purposes.

         Any tender of a Debt Unit by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised by the holder of a Debt Unit for less than the aggregate principal amount of such Debt Unit as long as the aggregate principal amount outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Debt Unit will be cancelled and a new Debt Unit or Debt Units for the remaining principal amount of the Debt Unit will be issued (which, in the case of any Debt Unit issued in registered form, will be in the name of the holder of such exchanged Debt Unit).

Voting Rights with Respect to Underlying Securities

         Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Debt Unitholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Debt Unitholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Debt Unitholders of record on the relevant record date.

         Upon the written request of the applicable Debt Unitholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Debt Unitholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Debt Unitholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of
Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

         Unless otherwise specified in the applicable Series Supplement, the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof will be allocated among the Debt Unitholders pro rata, in the proportion that the denomination of each Debt Unit bears to the aggregate denomination of all Debt Units. By accepting delivery of a Debt Unit, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Debt Unitholder agrees so long as it is an owner of such Debt Unit that it will not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Debt Units held by such Debt Unitholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Debt Units held by such Debt Unitholder. The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Debt Units with respect to the matters set forth in Section 5.15(c) of the Trust Agreement nor will it accept or take any action in respect of any consent, proxy or instructions received from any Debt Unitholder in contravention of the provisions of such Section.

Limitations on Rights of Debt Unitholders

         No Debt Unitholder will have the right under the Trust Agreement to institute any proceeding with respect to the Trustee or the Trust unless such holder previously has given to the Trustee written notice of breach and unless
(i) such holder has previously given to the Trustee a written notice of breach and of the continuance thereof, (ii) the holders of Debt Units of such Series evidencing not less than the Required Percentage of the Voting Rights of such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, (iii) the Trustee for 15 days has neglected or refused to institute any such proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Debt Unitholders evidencing not less than the Required Percentage of the aggregate Voting Rights of such Series. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Debt Units covered by the Trust Agreement, unless such Debt Unitholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Debt Unitholders for any of the following purposes: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement; (iii) to appoint a change in Trustee for a Series of Debt Units subsequent to the Closing Date for such Series; (iv) to provide for administration of separate Trusts by more than one trustee; (v) to provide for a successor Trustee with respect to Debt Units of one or more Series; (vi) to provide for the issuance of a new Series of Debt Units pursuant to a Supplement; (vii) to add or supplement any Credit Support for the benefit of any Debt Unitholders (provided that if any such addition affects any series or class of Debt Unitholders differently than any other series or class of Debt Unitholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Debt Unitholders; (viii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Debt Unitholders; (ix) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Debt Unit for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Debt Units that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof; or (x) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee, with the consent of the holders of Debt Units evidencing not less than the Required Percentage of the Voting Rights of those Debt Units that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Debt Unitholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the Required Percentage specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Debt Units of such Series or Class.

         Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the holders of Debt Units evidencing not less than the required percentage to amend the Voting Rights of those Debt Units that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Debt Unitholders; provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Debt Unit without the consent of the holders of such Debt Units or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the holders of all Debt Units of such Series or Class then Outstanding.

         Unless otherwise specified in the applicable Prospectus Supplement, holders of Debt Units evidencing not less than the required percentage to waive the Voting Rights of a given Series may, on behalf of all Debt Unitholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Debt Units of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Debt Unit and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Debt Unit affected thereby.

Reports to Debt Unitholders; Notices

         Reports to Debt Unitholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Debt Unitholders of a Series, the Trustee will forward or cause to be forwarded to each such Debt Unitholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (ii) any amounts payable by the Trust as of such date pursuant to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Debt Unitholders to prepare their tax returns;

                  (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the amount of such distribution allocable to principal of and premium, if any, and interest on the Debt Units of such Series, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                  (vi) in the case of Debt Units bearing interest on a floating rate basis, the respective floating rate applicable to such Debt Units on such Distribution Date, as calculated in accordance with the method specified in such Debt Units and the related Series Supplement;

                  (vii) such other customary information as the Trustee deems necessary or desirable (or that any such Debt Unitholder reasonably requests in writing) to enable such Debt Unitholders to prepare their tax returns;

                  (viii) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                  (ix) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current rating assigned by the applicable rating agency thereon and the current interest rate or rates thereon at the close of business on such Distribution Date;

                  (x) the aggregate principal amount (or notional amount, if applicable) of each Series at the close of business on such distribution date, separately identifying any reduction in such aggregate principal amount (or notional amount) due to the allocation of certain realized losses on such Distribution Date or otherwise, as provided in the Trust Agreement; and

                  (xi) as to any Series for which credit support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date.

         In the case of information furnished pursuant to subclauses (i), (ii),
(iii), (v) and (vii) above, the amounts will be expressed as a U.S. dollar amount (or equivalent thereof in any other specified currency) per minimum denomination of Debt Units or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Debt Unitholder a statement containing the information set forth in subclauses (i),
(ii), (iii), (v) and (vii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Debt Unitholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

         Notices. Unless otherwise provided in the applicable Prospectus Supplement,any notice required to be given to a holder of a Registered Debt Unit will be mailed to the last address of such holder set forth in the applicable Debt Unit Register.

Evidence as to Compliance

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Debt Unitholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Debt Units.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Debt Unitholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the applicable Prospectus Supplement.

Replacement Debt Units

         If a mutilated Debt Unit is surrendered at the corporate trust office or agency of the Trustee in the City and State of New York or the Depositor and the Trustee receive satisfactory evidence that such Debt Unit has been lost, destroyed or stolen it may be replaced upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless; provided that neither the Depositor nor the Trustee has received notice that such Debt Unit was acquired by a bona fide purchaser.

Termination

         The obligations created by the Trust Agreement for each Series of Debt Units will terminate upon the payment to Debt Unitholders of that Series of all amounts held in the related Debt Unit Account and required to be paid to them pursuant to the Trust Agreement following final payment or other liquidation of any remaining Deposited Assets or Credit Support subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Assets or Credit Support. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the applicable Prospectus Supplement, nor will such Trust continue to exist if its existence would result in a violation of the common-law Rule Against Perpetuities. Written notice of termination of the obligations with respect to the related Series of Debt Units under the Trust Agreement will be provided as set forth above under "--Reports to Debt Unitholders; Notices", and the final distribution will be made only upon surrender and cancellation of the Debt Units at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such purchase of Deposited Assets or Credit Support and property acquired in respect of Deposited Assets or Credit Support evidenced by a Series of Debt Units shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Debt Units of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets or Credit Support for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets or the Credit Support at the Cut-off Date (as defined in the Trust Agreement) for the Series specified in the applicable Prospectus Supplement.

Duties of the Trustee

         The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Debt Units of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Debt Units or the Deposited Assets, or deposited into or withdrawn from the related Debt Unit Account or any other account by or on behalf of such Administrative Agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

         The Trustee for any given Series of Debt Units under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any Administrative Agent and their affiliates.


                                 CURRENCY RISKS

Exchange Rates and Exchange Controls

         An investment in a Debt Unit having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Debt Unit. Depreciation of the Specified Currency for a Debt Unit against the U.S. dollar would result in a decrease in the effective yield of such Debt Unit below its Debt Unit Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Debt Units denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Debt Units may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Debt Units distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Debt Unit, the currency in which amounts then due to be distributed in respect of such Debt Unit are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Debt Units--General" or as otherwise specified in the applicable Prospectus Supplement.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN DEBT UNITS DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH DEBT UNITS ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

         The information set forth in this Prospectus is directed to prospective purchasers of Debt Units who are United States residents. The applicable Prospectus Supplement for certain issuances of Debt Units may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Debt Units.

         Any Prospectus Supplement relating to Debt Units having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Certain of the Federal income tax consequences of the purchase, ownership and disposition of Debt Units that will apply to any Series of Debt Units will be set forth in the applicable Prospectus Supplement.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Debt Unit, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Debt Units should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Debt Units by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets". Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Debt Unit, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Debt Unit is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant".

         Under the Regulations, a publicly offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the Debt Units would not be significant if immediately after the most recent acquisition of a Debt Unit, whether or not from the Depositor or Merrill Lynch & Co., less than 25% of (1) the value of such class of Debt Units and (2) the value of any other class of Debt Units that is not a publicly-offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         It is anticipated that certain offerings of Debt Units will be structured so that assets of the Trust will not be deemed to constitute Plan assets. In such cases, the relevant Prospectus Supplement will indicate either that the Debt Units will be considered publicly offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

         In other instances, however, the offering of Debt Units may not be so structured. Thus, the assets of the Trust may be deemed to be Plan assets and transactions involving the Depositor, an underwriter, the Trustee, any trustee with respect to Underlying Securities, any obligors with respect to Underlying Securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a Debt Unit unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of an issuer of Underlying Securities, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, an underwriter, the Trustee, a trustee with respect to Underlying Securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any Debt Unit.

               If the Trust is deemed to hold Plan assets, the Underlying Securities would appear to be an indirect loan between the issuer of the Underlying Securities and any Plan owning Debt Units; however, such loan, by itself, would not constitute prohibited transaction unless such issuer is a party in interest or disqualified person with respect to such Plan.

               If the underwriter with respect to an offering of Debt Units is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of Debt Units by such underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions)s of PTE 75-1 have been met.

               The custodial and other services tendered by the Trustee and any trustee with respect to Underlying Securities might be exempt pursuant to
Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code.

               Other prohibited transaction exemptions could apply to the acquisition and holding of Debt Units by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by An independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company pooled general accounts).

               The Prospectus Supplement relating to any offering of Debt Units that will result in the Trust Assets being deemed to constitute Plan assets will provide that, by acquiring and holding a Debt Unit, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and underwriter that such acquisition and holding of a Debt Unit does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


         ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE DEBT UNITS SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Debt Units may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Debt Units, which may include the names of any underwriters, or initial purchasers, the purchase price of such Debt Units and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Debt Units may be listed, and the place and time of delivery of the Debt Units to be offered thereby.

         If underwriters are used in the sale, Debt Units will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Debt Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Merrill Lynch & Co. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Debt Units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Units if any of such Debt Units are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Debt Units may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Debt Units will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best-efforts basis for the period of its appointment.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Units at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts. Any underwriters, dealers or agents participating in the distribution of Debt Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Debt Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         Only Debt Units rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Debt Units. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Debt Units. A Prospectus Supplement will be prepared with respect to the Debt Units for use by such underwriters or affiliates in connection with offers and sales related to market-making transactions in the Debt Units.

         The Depositor is an affiliate of Merrill Lynch & Co.


                                  LEGAL MATTERS

         The validity of the Debt Units will be passed upon for the Depositor and the underwriters by Shearman & Sterling, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                           Page
                                                                           ----

Administration Fee............................................................7
Administrative Agent..........................................................1
Allocation Ratio  ..........................................................S-6
Available Funds   .........................................................S-20
Base Rate         ...........................................................12
Business Day      ...........................................................12
Calculation Agent ...........................................................13
Calculation Date  ...........................................................14
Call Price        ...........................................................18
Callable Series   ...........................................................18
CD Rate           ...........................................................14
CD Rate Debt Unit ...........................................................13
Cede              .......................................................S-3, 1
Certificate Principal Balance................................................17
Class             ............................................................1
Class _-1 Allocation..................................................S-6, S-21
Class _-2 Allocation..................................................S-6, S-21
Clearing Agency   .....................................................S-19, 19
clearing corporation.........................................................19
Closing Date      ..........................................................S-2
Code              ...........................................................33
Commercial Paper Rate........................................................15
Commercial Paper Rate Debt Unit..............................................13
Commission        ..............................................S-9, S-13, 1, 2
Composite Quotations.........................................................13
Credit Support    ............................................................1
Cut-off Date      ...........................................................27
Debt Securities   ..........................................................S-8
Debt Unit         ............................................................9
Debt Unit Account ...........................................................26
Debt Unit Rate    .......................................................10, 12
Debt Unitholder   .........................................................S-25
Debt Unitholders  .......................................................S-1, 1
Debt Units        ..................................................S-1, S-4, 1
Definitive Certificates....................................................S-20
Definitive Debt Unit.........................................................18
Depositary        .......................................................S-3, 1
Deposited Assets  ........................................................1, 20
Depositor         .................................................S-1, S-22, 1
Determination Date...........................................................11
disqualified persons.........................................................38
Distribution Date ............................................S-1, S-5, S-16, 2
DTC               ..................................................S-3, S-6, 1
Eligible Investments.......................................................S-21
ERISA             ................................................S-7, S-27, 38
Event of Default  .........................................................S-23
Exchange Act      ....................................................S-9, 1, 2
Extraordinary Expenses.....................................................S-23

                                                                           Page
                                                                           ----

Federal Funds Rate...........................................................15
Federal Funds Rate Debt Unit.................................................13
Final Scheduled Distribution Date...................................S-1, S-5, 2
Fixed Rate Debt Units........................................................12
Floating Debt Unit Rate......................................................10
Floating Rate Debt Units.....................................................12
Foreign Certificateholders.................................................S-27
Foreign Debt Unitholders...................................................S-27
Global Security   .........................................................S-16
H.15(519)         .......................................................13, 14
Indenture         ................................................S-9, S-14, 21
Index Maturity    ...........................................................13
Interest Reset Date..........................................................13
Interest Reset Period........................................................13
IRA               ..........................................................S-7
Letter of Credit  ...........................................................25
Letter of Credit Bank........................................................25
LIBOR             ...........................................................15
LIBOR Debt Unit   ...........................................................13
LIBOR Reuters     ...........................................................16
LIBOR Telerate    ...........................................................15
Maximum Debt Unit Rate.......................................................13
Merrill Lynch & Co.......................................................S-2, 1
Minimum Debt Unit Rate.......................................................13
Money Market Yield...........................................................15
Moody's           ...............................................S-1, S-7, S-29
Notional Amount   ...........................................................12
NYSE              .....................................................S-1, S-7
OID               .........................................................S-25
Ordinary Expenses .........................................................S-23
Original Issue Date..........................................................10
Participants      ................................................S-3, S-16, 19
parties in interest..........................................................38
Plan              ................................................S-7, S-27, 38
Plan assets       ...........................................................38
Prime Rate        ...........................................................16
Prime Rate Debt Unit.........................................................13
Prospectus for the Underlying Securities...................................S-14
Prospectus Supplement.........................................................1
PTEs              .....................................................S-28, 39
publicly-offered security....................................................39
Purchase Price    ...........................................................37
Rating Agencies   ..........................................................S-9
Rating Agency     ............................................................6
Realized Losses   ...........................................................17
Reference Banks   ...........................................................16
Registration Statement........................................................2
Regulation        .....................................................S-27, 39
Related Proceeds  ...........................................................29
Required Percentage..........................................................31

                                                                           Page
                                                                           ----

Required Percentage-Amendment..............................................S-23
Required Percentage-Remedies...............................................S-23
Reserve Account   ...........................................................26
Retained Interest ............................................................8
Reuters Screen LIBO Page.....................................................16
Reuters Screen NYMF Page.....................................................16
S&P               ...............................................S-1, S-7, S-29
Secured Underlying Securities................................................23
Securities Act    ............................................................2
Senior Underlying Securities.................................................22
Series            ............................................................1
Specified Currency.................................................S-6, S-16, 2
Spread            ...........................................................13
Spread Multiplier ...........................................................13
Standard Terms    ....................................................S-4, S-13
Strip Debt Units  ...........................................................11
Sub-Administration Agreement.................................................27
Sub-Administrative Agent.....................................................28
Subordinated Underlying Securities...........................................22
Supplement        ....................................................S-4, S-13
Surety            ...........................................................25
Surety Bond       ...........................................................25
Tax Event         .........................................................S-11
Telerate Page 3750...........................................................15
TOPrS(sm)         ...........................................................24
Treasury Rate     ...........................................................17
Treasury Rate Debt Unit......................................................13
Trust             ..................................................S-1, S-4, 1
Trust Agreement   .................................................S-4, S-13, 1
Trust Indenture Act..........................................................21
Trustee           .................................................S-1, S-22, 1
Trustee Fee       ....................................................S-4, S-22
Trustee's Fee     ............................................................7
U.S. dollars, US$, dollar or $................................................3
Underlying Securities...........................................S-1, S-4, 1, 20
Underlying Securities Issuer...........................................S-1, S-4
Underlying Securities Rate...................................................23
Underlying Securities Trustee.....................................S-9, S-14, 21
Underwriter       ....................................................S-2, S-29
Underwriting Agreement.....................................................S-29
United States person.......................................................S-27
Voting Rights     ...........................................................31

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or make any representation not contained in this Prospectus and if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Merrill Lynch & Co. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, any of the Debt Units offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
                                   ----------
                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY................................................S-4
RISK FACTORS................................................................S-11
THE TRUST...................................................................S-12
DESCRIPTION OF THE UNDERLYING SECURITIES....................................S-13
DESCRIPTION OF THE DEBT UNITS...............................................S-16
THE DEPOSITOR...............................................................S-21
DESCRIPTION OF THE TRUST AGREEMENT..........................................S-21
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................S-24
ERISA CONSIDERATIONS........................................................S-26
UNDERWRITING................................................................S-28
VALIDITY OF THE DEBT UNITS..................................................S-28
RATINGS.....................................................................S-28

                                   PROSPECTUS
PROSPECTUS SUPPLEMENT....................................................... 2
AVAILABLE INFORMATION....................................................... 2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE.............................................................. 2
REPORTS TO DEBT UNITHOLDERS................................................. 3
RISK FACTORS................................................................ 4
THE DEPOSITOR............................................................... 7
USE OF PROCEEDS............................................................. 7
FORMATION OF THE TRUST...................................................... 8
MATURITY AND YIELD CONSIDERATIONS........................................... 8
DESCRIPTION OF THE DEBT UNITS............................................... 9
DESCRIPTION OF THE DEPOSITED ASSETS.........................................20
DESCRIPTION OF THE TRUST AGREEMENT..........................................27
CURRENCY RISKS..............................................................38
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES..............................................................39
ERISA CONSIDERATIONS........................................................39
PLAN OF DISTRIBUTION........................................................40
LEGAL MATTERS...............................................................41

     Until [25][90] days after the date of this Prospectus, all dealers affecting transactions in the offered Debt Units, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================









                                  [          ]
                                   Debt Units
                                Series 199_-[ ]






                                   ----------
                                   PROSPECTUS
                                   SUPPLEMENT
                                   ----------





                              Merrill Lynch & Co.






                               [     ] __, 1997
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the Commission registration fee, are estimated:

Securities and Exchange Commission registration fee..........      $      304.00
Fees and expenses of Trustee (including legal fees)..........                  *
Printing and engraving expenses..............................                  *
Legal fees and expenses......................................                  *
Accounting fees and expenses.................................                  *
Rating agency fees...........................................                  *
NYSE listing fees............................................                  *
Miscellaneous................................................                  *
                                                                   -------------
                                                                   $           *
                           Total.............................



*  To be supplied by amendment.


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders of disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         The Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Amended and Restated Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

         Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 16.     EXHIBITS.

        1.1*  Underwriting Agreement
        4.1*  Standard Terms of Trust Agreement
        5.1* Opinion of Shearman & Sterling as to legality (including consent of such firm)
        8.1* Opinion of Shearman & Sterling as to certain tax matters (including consent of such firm)
       23.1*  Consents of Shearman & Sterling (included in Exhibits 5.1 and 8.1)

----------------------
*  To be filed by amendment.

ITEM 17.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 12th day of June, 1997.

                                               MERRILL LYNCH DEPOSITOR, INC.



                                               By:      /s/Frank D. Ronan
                                                   -----------------------------
                                                    Name:  Frank D. Ronan
                                                    Title: President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





           Signature                           Title                   Date
           ---------                           -----                   ----



/s/Frank D. Ronan                     Chairman of the Board,       June 12, 1997
-------------------------------    Principal Executive Officer
        Frank D. Ronan                    and Director



/s/Barry N. Finkelstein            Principal Accounting Officer,   June 12, 1997
-------------------------------    Principal Financial Officer
        Barry N. Finkelstein              and Director

                                INDEX TO EXHIBITS

                                                                 Sequential page
Exhibits                                                             numbers
--------                                                             -------

1.1     Underwriting Agreement*
4.1     Standard Terms of Trust Agreement*
5.1     Opinion of Shearman & Sterling as to legality
        (including consent of such firm)*
8.1     Opinion of Shearman & Sterling as to certain tax matters
        (including consent of such firm)*
23.1    Consents of Shearman & Sterling
        (included in Exhibits 5.1 and 8.1)*

------------------
* To be filed by amendment.